UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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AVNET, INC.
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AVNET, INC.

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

To Be Held Friday, November 5, 2010

TO ALL SHAREHOLDERS OF AVNET, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of AVNET, INC., a New York corporation (“Avnet”), will be held at the Avnet, Inc. Corporate Headquarters, 2211 South 47th Street, Phoenix, Arizona 85034 on Friday, November 5, 2010, at 7:30 a.m., Mountain Standard Time, for the following purposes:

1.	To elect the nine (9) director nominees named in the attached proxy statement to serve until the next annual meeting and until their successors have been elected and qualified.

2.	To approve the Avnet 2010 Stock Compensation Plan.

3.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements of Avnet for the fiscal year ending July 2, 2011.

4.	To take action with respect to such other matters as may properly come before the Annual Meeting (including postponements and adjournments.)

The Board of Directors has fixed the close of business on September 8, 2010 as the record date for the Annual Meeting. Only holders of record of shares of Avnet’s Common Stock at the close of business on such date shall be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Jun Li
Secretary

September 24, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

AVNET, INC.
2211 South 47th Street
Phoenix, AZ 85034

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to
Be Held on November 5, 2010

Our Proxy Statement and Annual Report on Form 10-K are available at
http://www.ir.avnet.com

The Annual Meeting of Shareholders of AVNET, INC. will be held at the Avnet, Inc. Corporate Headquarters, 2211 South 47th Street, Phoenix, Arizona 85034 on Friday, November 5, 2010, at 7:30 a.m., Mountain Standard Time.

At the meeting you will be asked to elect nine director nominees named in the proxy statement, approve the Avnet 2010 Stock Compensation Plan and ratify the appointment of KPMG LLP as the independent registered public accounting firm for the 2011 fiscal year. The Company’s Board of Directors is asking for your support and a “FOR” vote on each of these proposals.

This year we are again using the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their shareholders primarily over the Internet. We believe that this process should expedite shareholders’ receipt of proxy materials, lower the costs of our annual meeting, and help to conserve natural resources. It is anticipated that the Notice of Internet Availability of Proxy Materials will be available to shareholders on or about September 22, 2010 containing instructions on how to access our 2010 Proxy Statement and 2010 Annual Report and vote online. The notice will also include instructions on how to receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement, annual report on Form 10-K and proxy card. If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement, and proxy card from our Board of Directors were enclosed. If you received your annual meeting materials via e-mail, the e-mail contained voting instructions and links to the annual report and the proxy statement on the Internet, which are both available at http://www.ir.avnet.com.

DIRECTIONS TO THE ANNUAL MEETING

From Phoenix Sky Harbor International Airport:
Go East on East Sky Harbor Boulevard
Turn slight left to stay on East Sky Harbor Boulevard
Merge onto AZ-153 South toward East Exit AZ-143/I-10
Merge onto East University Drive via Exit 1 toward I-10/AZ-143
Turn left onto South 47th Street
Turn right to stay on South 47th Street
Avnet Corporate Headquarters is on the left
Parking is available in the front of the building
Proceed to lobby

AVNET, INC.
2211 South 47th Street
Phoenix, Arizona 85034

PROXY STATEMENT
Dated September 22, 2010

FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 5, 2010

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Avnet, Inc. (“Avnet” or the “Company”) to be voted at the annual meeting of shareholders to be held at Avnet’s Corporate Headquarters, 2211 South 47th Street, Phoenix, Arizona 85034 on November 5, 2010, and at any and all postponements or adjournments thereof (the “Annual Meeting”), with respect to the matters referred to in the accompanying notice. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to shareholders is September 22, 2010. Only holders of record of outstanding shares of Common Stock (as defined below) at the close of business on September 8, 2010, the record date, are entitled to notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote per share held on the record date. The aggregate number of shares of Common Stock outstanding (net of treasury shares) at September 8, 2010 was 151,959,040, comprising all of Avnet’s capital stock outstanding as of that date.

Proxies for shares of Avnet Common Stock, par value $1.00 per share (the “Common Stock”), may be submitted by completing and mailing the proxy card that accompanies this Proxy Statement or by submitting your proxy voting instructions by telephone or through the Internet. Shareholders who hold their shares through a broker, bank or other nominee should contact their nominee to determine whether they may submit their proxy by telephone or Internet. Shares of Common Stock represented by a proxy properly signed or submitted and received at or prior to the Annual Meeting will be voted in accordance with the shareholder’s instructions. If a proxy card is signed, dated and returned without indicating any voting instructions, shares of Common Stock represented by the proxy will be voted “FOR” each of Proposals 1, 2 and 3. The Board of Directors is not currently aware of any business to be acted upon at the Annual Meeting other than as described herein. If, however, other matters are properly brought before the Annual Meeting, the persons appointed as proxies will have discretion to vote according to their best judgment, unless otherwise indicated on any particular proxy. The persons appointed as proxies will have discretion to vote on adjournment of the Annual Meeting. Proxies will extend to, and be voted at, any adjournment or postponement of the Annual Meeting to the extent permitted under the Business Corporation Law of the State of New York.

Proxy and Revocation of Proxy

Any person who signs and returns the enclosed proxy or properly votes by telephone or Internet may revoke it by submitting a written notice of revocation or a later dated proxy that is received by Avnet prior to the Annual Meeting, or by voting in person at the Annual Meeting. However, a proxy will not be revoked by simply attending the Annual Meeting and not voting. All written notices of revocation and other communications with respect to revocation by Avnet shareholders should be addressed as follows: Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, Arizona 85034. To revoke a proxy previously submitted by telephone or Internet, a shareholder of record can simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote will thereby be revoked. Please note that any shareholder whose shares are held of record by a broker, bank or other nominee and who provides voting instructions on a form received from the nominee may revoke or change his or her voting instructions only by contacting the nominee who holds his or her shares. Such shareholders may not vote in person at the Annual Meeting unless the shareholder obtains a legal proxy from the broker, bank or other nominee.

Quorum and Voting

The presence at the Annual Meeting, in person or by proxy, of the shareholders of record entitled to cast at least a majority of the votes that all shareholders are entitled to cast is necessary to constitute a quorum. Each vote represented at the Annual Meeting in person or by proxy will be counted toward a quorum. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

Broker Voting

Brokers holding shares of record for a customer have the discretionary authority to vote on some matters if they do not receive timely instructions from the customer regarding how the customer wants the shares voted. There are also some matters (“non-discretionary matters”) with respect to which brokers do not have discretionary authority to vote if they do not receive timely instructions from the customer. When a broker does not have discretion to vote on a particular matter and the customer has not given timely instructions on how the broker should vote, then what is referred to as a “broker non-vote” results. Any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, but would be treated as not entitled to vote with respect to non-discretionary matters. Therefore, a broker non-vote would not count as a vote in favor of or against such matters and, accordingly, would not affect the outcome of the vote. Brokers will have discretionary authority to vote on Proposal 3 in the absence of timely instructions from their customers. In July 2009, the Securities and Exchange Commission approved an amendment to New York Stock Exchange Rule 452 which added the election of directors to the list of “non-routine” matters as to which brokers may not exercise any voting discretion. This rule change is effective for shareholder meetings held on or after January 1, 2010, and will be in effect for this year’s Annual Meeting.

Required Vote

Proposal 1

To be elected, each director nominee must receive the affirmative vote of a plurality of the votes of the Common Stock present or represented at the Annual Meeting and entitled to vote. Votes may be cast in favor of or withheld with respect to each nominee. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation of votes for the election of directors and, therefore, will not affect the outcome of the vote on such election. However, Avnet’s Corporate Governance Guidelines (the “Guidelines”) require that, in an uncontested election, any director nominee who receives a greater number of votes “withheld” than votes “for” in the election must promptly submit a letter of resignation to the Board following the certification of the shareholder election results. The Guidelines specify the procedures that the Board of Directors must follow in such event and the time frame within which the Board must determine and publicly announce the results of its deliberation.

Proposal 2

Approval of the Avnet 2010 Stock Compensation Plan requires the affirmative vote of the holders of a majority of the Common Stock present or represented at the Annual Meeting and entitled to vote, provided that the total vote cast represents over 50% in interest of all securities entitled to vote on the proposal. Abstentions and broker non-votes are not counted in determining the votes cast in connection with the approval of the Avnet 2010 Stock Compensation Plan, but do have the effect of reducing the number of affirmative votes required to achieve a majority for this matter by reducing the total number of shares from which the majority is calculated. Because broker non-votes are not counted as votes cast under the New York Stock Exchange approval requirements, they could have an impact on satisfaction of the requirement that the total votes cast on this proposal represent over 50% in interest of all securities present or represented and entitled to vote on the proposal.

Proposal 3

Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2011 requires the affirmative vote of the holders of a majority of the Common Stock present or represented at the meeting and entitled to vote. Abstentions are not counted in determining the votes cast in connection with the ratification of the appointment of KPMG LLP, but do have the effect of reducing the number of affirmative votes required to achieve a majority for this matter by reducing the total number of shares from which the majority is calculated.

Voting Results

We will announce preliminary results at the annual meeting. We will report final results in a filing with the U.S. Securities and Exchange Commission (SEC) on Form 8-K.

CORPORATE GOVERNANCE

Avnet is committed to good corporate governance practices. This commitment is not new — the Company has developed and evolved its corporate governance practices over many years. The Board of Directors believes that good corporate governance practices provide an important framework that promotes long-term value, strength and stability for shareholders.

Corporate Governance Guidelines

The Corporate Governance Guidelines collect in one document many of the corporate governance practices and procedures that had evolved at Avnet over the years. Among other things, the Guidelines address the duties of the Board of Directors, director qualifications and selection process, director compensation, Board operations, Board committee matters and director orientation and continuing education. The Guidelines also provide for annual self-evaluations by the Board and its committees. The Board reviews the Guidelines on an annual basis, most recently at its regularly scheduled meeting in May 2010. The Guidelines are available on the Company’s website at www.ir.avnet.com/documents.cfm

As a general policy, as set forth in the Corporate Governance Guidelines, the Board recommends certain limits as to the service of directors on other boards of public companies. These limits are as follows: (1) the Company’s Chairman of the Board and Chief Executive Officer may serve on up to two additional boards; (2) Directors who are actively employed on a full-time basis may serve on up to two additional boards; and (3) Directors who are retired from active full-time employment may serve on up to five additional boards.

Director Independence

The Board of Directors believes that a substantial majority of its members should be independent directors. The Board adopted the following “Director Independence Standards,” which are consistent with criteria established by the New York Stock Exchange, to assist the Board in making these independence determinations.

No Director can qualify as independent if he or she has a material relationship with the Company outside of his or her service as a Director of the Company. A Director is not independent if:

•	The Director is, or was within the preceding three years, an employee of the Company.

•	An immediate family member of the Director is, or was within the preceding three years, an executive officer of the Company.

•	(a) The Director, or an immediate family member of the Director, is a current partner of the Company’s internal or external auditor; (b) the Director is a current employee of the Company’s internal or external auditor; (c) an immediate family member of the Director is a current employee of the Company’s internal or external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the Director, or an immediate family member of the Director, was within the last three years, a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time.

•	A Director, or an immediate family member of the Director, has received, during any 12-month period within the preceding three years, more than $120,000 in direct compensation from the Company, other than Director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service).

•	The Director, or an immediate family member of the Director, is, or was within the preceding three years, employed as an executive officer of another company where any of the Company’s present executive officers serves or served at the same time on the compensation committee of that company’s board of directors.

•	The Director is a current executive officer or employee, or an immediate family member of the Director is a current executive officer, of another company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the preceding three fiscal years, exceeded the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues.

•	The Director, or an immediate family member of the Director, is a current executive officer of another company that was indebted to the Company, or to which the Company was indebted within the preceding three years, where the total amount of either company’s indebtedness to the other was more than five percent (5%) of the total consolidated assets of the company he or she served as an executive officer.

•	The Director, or an immediate family member of the Director, is a current officer, director or trustee of a charitable organization where the Company’s annual discretionary charitable contributions to the charitable organization exceeded the greater of $1 million or five percent (5%) of that organization’s consolidated gross revenues.

The Board has reviewed all known material transactions and relationships between each Director, or any member of his or her immediate family, and the Company, its senior management and its independent registered public accounting firm. Based on this review and in accordance with its independence standards set forth above, the Board has affirmatively determined that all of the non-employee directors — Eleanor Baum, J. Veronica Biggins, Lawrence W. Clarkson, Ehud Houminer, Frank R. Noonan, Ray M. Robinson, William H. Schumann, III, William P. Sullivan and Gary L. Tooker — are independent (“Independent Directors”).

Director Nominations

The Corporate Governance Committee is responsible for identifying, screening and recommending candidates for election to the Company’s Board of Directors. The Committee reviews the business experience, education and skills of candidates as well as character and judgment. Although the Corporate Governance Committee does not have a formal policy concerning diversity, the charter of the corporate Governance Committee includes a statement that it considers diversity as an important factor for service on the Board and reviews factors such as age, gender, race and culture. These factors, and others considered useful by the Board, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. Directors must also possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of all shareholders. Board members are expected to diligently prepare for, attend and participate in all Board and applicable Committee meetings. Each Board member is expected to see that other existing and future commitments do not materially interfere with the member’s service as a Director.

The Corporate Governance Committee also reviews whether a potential candidate will meet the Board’s Independence Standards and any other director or committee membership requirements imposed by law, regulation or stock exchange rules.

Director candidates recommended by the Corporate Governance Committee are subject to full Board approval and subsequent election by the shareholders. The Board of Directors is also responsible for electing directors to fill vacancies on the Board that occur due to retirement, resignation, expansion of the Board or other events occurring between the shareholders’ annual meetings. The Corporate Governance Committee may retain a search firm, from time to time, to assist in identifying and evaluating director candidates. When a search firm is used, the Committee provides specified criteria for director candidates, tailored to the needs of the Board at that time, and pays the firm a fee for these services. Recommendations for director candidates are also received from Board members and management and may be solicited from professional associations as well.

The Corporate Governance Committee will consider recommendations of director candidates received from shareholders on the same basis as recommendations of director candidates received from other sources. The director selection criteria discussed above will be used to evaluate all recommended director candidates. Shareholders who wish to suggest an individual for consideration for election to the Company’s Board of Directors may submit a written recommendation to the Corporate Governance Committee by sending it to: Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, Arizona 85034. Shareholder recommendations must contain the following information:

•	The shareholder’s name, address, number of shares of Avnet Common Stock beneficially owned and, if the shareholder is not a record shareholder, evidence of beneficial ownership,

•	A statement in support of the director candidate’s recommendation,

•	The director candidate’s detailed biographical information describing experience and qualifications, including current employment and a list of any other boards of directors on which the candidate serves,

•	A description of all agreements, arrangements or understandings between the shareholder and the director candidate,

•	The candidate’s consent to be contacted by a representative of the Corporate Governance Committee for interviews and his or her agreement to provide further information, if needed,

•	The candidate’s consent for a background check, and

•	The candidate’s consent to serve as a director, if nominated and elected.

To be considered by the Committee for the slate recommended in the proxy statement for the 2011 annual meeting, shareholders should submit any director recommendation and all required information to the Secretary no later than May 27, 2011.

Under the Company’s By-laws, shareholders may also nominate a candidate for election at an annual meeting of shareholders. Details regarding this nomination procedure and the required notice and information are set forth elsewhere in this Proxy Statement under the heading “2011 Annual Meeting.”

On August 25, 2010, the SEC adopted amendments to the federal proxy rules (the “Amendments”) that will implement a new system of “proxy access,” under which a shareholder or group of shareholders meeting eligibility requirements can require a public company, such as Avnet, to include a limited number of director nominees proposed by the shareholder in management’s proxy materials. The proxy access procedure is in addition to the director nomination procedure described in the preceding paragraphs and nomination provisions set forth in the Company’s By-laws. The proxy access rules are principally set forth in SEC Rule 14a-11, which will become effective on November 15, 2010. Accordingly, the proxy access rules will be available to eligible shareholders of the Company in connection with the Company’s 2011 annual meeting of shareholders.

Rule 14a-11 will require companies to include in their proxy materials director nominees proposed by any owner of at least 3% of the total voting power of the company’s securities entitled to be voted in the election of directors who has held the securities continuously for at least three years. The three-year holding period is measured back from the date the nominating shareholder or group files its Schedule 14N with the SEC announcing its submission of a director nominee or nominees. A nominating shareholder will be required to continue to own the required amount of securities at least through the date of the meeting at which directors are elected. Shareholders may aggregate holdings to establish sufficient ownership. The nominating shareholder or group must hold both voting and investment power, either directly or through any person acting on their behalf, in order to satisfy the 3% ownership and three continuous year holding thresholds.

Nominating shareholders or groups will be required to file a new form, Schedule 14N, to provide information relating to eligibility and nominees. The notice on Schedule 14N to the company and the filing with the SEC must be made on the same day, no earlier than 150 calendar days, and no later than 120 calendar days prior to the anniversary of the prior year’s proxy material mail date. If multiple shareholders or groups submit nominations and the number of nominees surpasses the maximum number required to be included by Rule 14a-11, the nominating shareholder or group of nominating shareholders with the highest percentage of the company’s voting power will have its nominee or nominees included in the company’s proxy materials.

A qualifying shareholder or group may nominate the greater of one nominee and a number of nominees equal to no more than 25% of the board’s total membership. Any person may be nominated under the proxy access rule if that person’s candidacy or, if elected, Board membership would not violate controlling state, federal or foreign law, or the applicable standards of a national securities exchange or national securities association (i.e., The New York Stock Exchange, in the case of the Company), other than rules relating to director independence that rely on a subjective determination by the board. The nominee must, however, satisfy objective independence standards of the applicable national securities exchange or national securities association.

The foregoing is a summary of the new proxy access rules, and any shareholder nominee(s) submitted pursuant to those rules will be required to meet all of the eligibility rules applicable to the nominee(s) and the nominating shareholder or nominating shareholder group.

Director Communications

Shareholders and other interested parties may contact any or all of the Company’s Directors by writing to the Board of Directors or to the Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, AZ 85034. They may also submit an email to the Lead Director, the chair of the Audit Committee or the non-employee Directors as a group, by filling out the email form on the Company’s website at www.ir.avnet.com/governance.cfm under the caption “Committee Composition.”

Communications received are distributed to the Board, or to any individual Director or group of Directors as appropriate, depending on the facts and circumstances outlined in the communication. The Avnet Board of Directors has requested that items that are unrelated to the duties and responsibilities of the Board be excluded, including spam, junk mail and mass mailings, product and services inquiries, product and services complaints, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. Any product and services inquiries or complaints will be forwarded to the proper department for handling. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded. Any such communication will be made available to any non-employee Director upon request.

Code of Conduct

The Company adopted a Code of Conduct that applies to Directors, officers and employees, including the Chief Executive Officer and all financial and accounting personnel. A copy of the Code of Conduct can be reviewed at www.ir.avnet.com/documents.cfm. Any future amendments to, or waivers for executive officers and Directors from, certain provisions of the Code of Conduct, will be posted on the Company’s website.

Reporting of Ethical Concerns

The Audit Committee of the Board of Directors has established procedures for employees, shareholders, vendors and others to communicate concerns about the Company’s ethical conduct or business practices including accounting, internal controls or financial reporting issues. Matters may be reported in the following ways:

Employees of the Company are encouraged to contact their manager, Human Resources representative or the Code of Conduct Advisor(s) assigned to their facility to report and discuss matters of concern.

All persons, including employees, may contact:

•	The Legal Department, by telephone at (480) 643-7106, or by mail at 2211 South 47th Street, Phoenix, Arizona 85034; or

•	The Ethics Advice Line at 1-800-861-2899 (within the United States) or via email at ethics.adviceline@avnet.com. Calls and emails to the Ethics Advice Line will be treated confidentially within the limits of the law, and may be made on an anonymous basis.

Lead Director

The Board of Directors has established a rotation system for Lead Director service. Each Independent Director serves as the Lead Director from time to time as service rotates among the Independent Directors on an annual basis. Mr. Gary L. Tooker currently serves as the Lead Director. Mr. Frank R. Noonan will be the Lead Director serving a one year term beginning upon the adjournment of the Board of Directors meeting immediately following the Annual Meeting of the shareholders on November 5, 2010.

The Lead Director has the following responsibilities:

•	Presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the Independent Directors;

•	Setting meeting agendas for the executive sessions of the Independent Directors;

•	Reviewing information to be sent to the Board and the proposed agenda for Board meetings;

•	Reviewing Board meeting schedules to ensure sufficient time for discussion of all agenda items;

•	Helping ensure adequate distribution of information to members of the Board in a timely manner;

•	Having the authority to call meetings of the Independent Directors; and

•	Performing such other duties as the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

Executive Sessions

To promote free and open discussion and communication, Independent Directors meet in executive session without management present at regularly scheduled Board meetings. Non-employee Directors may meet at other times at the discretion of the Lead Director or upon the request of any Independent Director.

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines providing that each Director should own, within four years of joining the Board, 10,000 shares of Avnet Common Stock. Shares that are awarded to Directors as part of director compensation, as well as Phantom Share Units acquired by Directors under the Avnet

Deferred Compensation Plan for Outside Directors, count towards the ownership requirements under the guidelines, but options, even if vested, do not. All Directors are in compliance with this requirement.

Avnet Website

In addition to the information about Avnet and its subsidiaries contained in this Proxy Statement, extensive information about the Company can be found on its website located at www.avnet.com, including information about the Company’s management team, products and services and its corporate governance practices.

The corporate governance information on Avnet’s website includes the Company’s Corporate Governance Guidelines, the Code of Conduct, the charters for each of the standing committees of the Board of Directors, how a shareholder can communicate with the Corporate Governance Committee to nominate a director candidate for election and how shareholders and other interested parties can communicate with the Lead Director, the chair of the Audit Committee and the non-employee Directors as a group. In addition, amendments to the Code of Conduct and waivers granted to the Company’s Directors and executive officers under the Code of Conduct, if any, will be posted in this area of the website. These documents can be accessed at www.ir.avnet.com/documents.cfm. Printed versions of the Corporate Governance Guidelines, the Code of Conduct and the charters for the Board committees can be obtained, free of charge, by writing to the Company at: Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, AZ 85034.

In addition, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those Reports, if any, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as well as Section 16 filings made by any of the Company’s executive officers and Directors with respect to Avnet Common Stock, are available on the Company’s website (www.avnet.com under the “Investor Relations — SEC Filings” caption) as soon as reasonably practicable after the report is electronically filed with, or furnished to, the Securities and Exchange Commission (SEC).

This information about Avnet’s website and its content, together with other references to the website made in this Proxy Statement, is for information only. The content of the Company’s website is not and should not be deemed to be incorporated by reference in this Proxy Statement or otherwise filed with the SEC.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Avnet’s Board of Directors held six meetings during fiscal 2010 — four regular quarterly meetings, a meeting held in connection with management’s presentation of its annual strategic plan and one special meeting. The non-employee Directors met separately in executive session four times during fiscal 2010.

During fiscal 2010, each Director standing for re-election attended at least 75% of the combined number of meetings of the Board held during the period for which the Director served and of the committees on which such Director served. All members of the Board of Directors are expected to attend the annual meeting of shareholders, unless unusual circumstances prevent such attendance. Board and committee meetings are scheduled in conjunction with the annual meeting of shareholders. All of the Directors standing for election (other than Mr. Schumann who joined the Board in February 2010) attended Avnet’s 2009 annual meeting of shareholders.

The Board currently has, and appoints the members of, a standing Audit Committee, Compensation Committee, Corporate Governance Committee and Finance Committee. Each committee is comprised solely of non-employee Directors, reports regularly to the full Board and annually evaluates its performance. The members of the committees as of the date of this proxy statement are identified in the following table.

Corporate
Director	Audit	Compensation	Governance	Finance

Eleanor Baum	✓		Chair
J. Veronica Biggins		✓	✓
Lawrence W. Clarkson			✓	Chair
Ehud Houminer	✓	Chair
Frank R. Noonan	Chair			✓
Ray M. Robinson			✓	✓
William H. Schumann, III	✓			✓
William P. Sullivan		✓	✓
Gary L. Tooker	✓	✓

Audit Committee

The Audit Committee is charged with assisting and representing the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of the financial statements of the Company, the independence and performance of the Company’s corporate audit and independent registered public accounting firm, and compliance with legal and regulatory requirements, as well as the Company’s internal ethics and compliance program and enterprise risk management activities. Moreover, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. All of the members of the Audit Committee are independent under the independence requirements of the New York Stock Exchange (“NYSE”) listing standards, the independence standards adopted by the Board, and also meet the additional requirements for audit committee independence established by the SEC. The Board of Directors has determined that three members of the Audit Committee (Messrs. Houminer, Noonan and Schumann) qualify as “audit committee financial experts,” as defined in rules adopted by the SEC. Please see the Audit Committee Report set forth elsewhere in this Proxy Statement for more information about the Committee and its operations. The Committee operates under a written charter that outlines the Committee’s purpose, member qualifications, authority and responsibilities. The Committee reviews its charter and conducts an evaluation of its own effectiveness annually. The charter is available on the Company’s website at www.ir.avnet.com/documents.cfm. During fiscal 2010, the Audit Committee held nine meetings.

Compensation Committee

The Compensation Committee is responsible for reviewing and approving compensation of all of the Company’s executive officers other than the CEO and for evaluating the performance of the CEO and, on the basis of such evaluation, for recommending to the Independent Directors the CEO compensation for consideration and approval. In addition, the Compensation Committee administers all of Avnet’s equity compensation plans. All of members of the Committee meet the independence requirements of the NYSE listing standards and the independence standards adopted by the Board of Directors. The Committee operates under a written charter that outlines the purpose, member qualifications, authority and responsibilities of the Committee. The Committee reviews its charter and conducts an evaluation of its own effectiveness annually. A copy of the Committee charter is available on the Company’s website at www.ir.avnet.com/documents.cfm. During fiscal 2010, the Compensation Committee held five meetings.

Corporate Governance Committee

The Corporate Governance Committee is charged with identifying, screening and recommending to the Board of Directors appropriate candidates to serve as directors of the Company and is responsible for overseeing the process for evaluating the Board of Directors and its Committees. This Committee also oversees and makes recommendations with respect to corporate governance issues affecting the Board of Directors and the Company. All of the members of the Corporate Governance Committee are independent under Avnet’s Director Independence Standards and the NYSE listing standards. The Committee operates under a written charter that outlines the Committee’s purpose, member qualifications, authority and responsibilities. The Committee reviews its charter and conducts an evaluation of its own effectiveness annually. The charter is available on the Company’s website at www.ir.avnet.com/documents.cfm. During fiscal 2010, the Corporate Governance Committee held five meetings.

Finance Committee

The Finance Committee is responsible for evaluating the Company’s short and long-term financing needs and capital structure and for making recommendations about future financing. The Committee also has the oversight responsibility for the Avnet Pension Plan and Trust and the Avnet 401(k) Plan and Trust. The Committee operates under a written charter that outlines the Committee’s purpose, member qualifications, authority and responsibilities. The Committee reviews its charter and conducts an evaluation of its own effectiveness annually. The Committee’s charter is available on the Company’s website at www.ir.avnet.com/documents.cfm. During fiscal 2010, the Finance Committee held five meetings.

Executive Committee

The Board of Directors has an Executive Committee which is charged with the authority of the full Board and, between meetings of the Board, is authorized to exercise the powers of the Board in the management of the business and affairs of Avnet to the extent permitted by law. The Executive Committee is comprised of the Chairman and four other Directors. All of the Independent Directors rotate service on the Executive Committee. The Executive Committee did not meet in fiscal 2010.

The Board’s Role in Risk Oversight

One function of the Board is oversight of risk management at Avnet. “Risk” is present in every business, and the Board seeks to understand and advise on risk in conjunction with the activities of the Board and its committees. The Board considers “risk” for these purposes to be the possibility that an undesired event could occur that adversely affects the achievement of the Company’s objectives. Examples of the types of risks that a company faces include:

•	Macro-economic risks, such as inflation, reductions in economic growth, or recession;

•	Political risks, such as restrictions on access to markets, taxation and fiscal policies that are confiscatory, or expropriation of assets;

•	“Event” risks, such as natural disasters and catastrophic system failures; and

•	Enterprise-specific risks related to strategic position, operational execution, financial structure, legal and regulatory compliance, and corporate governance.

10.1

A business deals with risks in various ways. Some risks may be easily perceived and controlled, while others are unknown. Some risks can be avoided or mitigated by particular behavior, while some risks are unavoidable. Potential impacts and the severity of the potential impacts vary, and the appropriate range of response to a perceived risk can vary depending upon the potential severity of the adverse effects that might occur in connection with the risk. Some risk taking is engaged in voluntarily by Avnet and most businesses, particularly where risk may be acceptable because of the greater perceived potential for reward. Avnet engages in numerous activities seeking to align its voluntary risk-taking with company strategy, especially in the area of encouraging innovation.

Management is responsible for identifying risk and risk controls related to significant business activities, and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to control risk. The Board implements its risk oversight responsibilities by having management provide periodic briefing and information sessions on the significant voluntary and involuntary risks that the company faces and how the company seeks to control risk when appropriate. In some cases, risk oversight in specific areas is a responsibility of a Board committee, such as the Finance Committee’s oversight of the company’s financing structure and needs from time to time, and the Audit Committee’s oversight of issues related to internal control over financial reporting and the Compensation Committee’s oversight of risks related to compensation programs.

Consistent with new SEC disclosure requirements, the Compensation Committee has assessed the Company’s compensation programs and concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee and management assessed Avnet’s executive and broad-based compensation and benefits programs on a worldwide basis to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. Management has evaluated all compensation programs and focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.

Based on the foregoing, Management believes that the Company’s compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole, and that the incentive compensation programs provide incentives that do not encourage risk-taking beyond the Company’s ability to effectively identify and manage significant risks. Further, management believes that the incentive compensation programs are compatible with effective internal controls and the Company’s risk management practices, and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

PROPOSAL 1

ELECTION OF DIRECTORS

Nine Directors are to be elected at the Annual Meeting to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. It is the intention of the persons named in the enclosed proxy card to vote each properly signed and returned proxy (unless otherwise directed by the shareholder executing such proxy) for the election as Directors of Avnet of each of the nine nominees listed below. Each nominee has consented to being named herein and to serving if elected. All of the nominees were elected Directors at the Annual Meeting of Shareholders held on November 5, 2009, except for Mr. Schumann who joined the Board on February 11, 2010.

Directors will be elected by a plurality of the votes properly cast at the Annual Meeting. Only votes cast “for” the election of Directors will be counted in determining whether a nominee for Director has been elected. Thus, shareholders who do not vote, or who withhold their vote, will not affect the outcome of the election. Under the Corporate Governance Guidelines, however, any director nominee who receives a greater number of votes “withheld” than votes “for” in the election must promptly submit a letter of resignation to the Board following the certification of the election results. The Board must then determine whether to accept the director’s resignation in accordance with the procedures set forth in the Corporate Governance Guidelines and publicly announce the results of its deliberation.

In case any of the nominees below should become unavailable for election for any presently unforeseen reason, the persons named in the enclosed form of proxy will have the right to use their discretion to vote for a substitute or to vote for the remaining nominees and leave a vacancy on the Board of Directors. Under Avnet’s By-laws, any such vacancy may be filled by a majority vote of the Directors then in office or by the shareholders at any meeting thereof. Alternatively, the Board of Directors may reduce the size of the Board to eliminate the vacancy.

The information set forth below as to each nominee has been furnished by such nominee as of September 8, 2010:

		Year
		First	Principal Occupations During Last Five Years;
Name	Age	Elected	Other Directorships and Activities

Eleanor Baum	70	1994	Retired Dean of the School of Engineering of The Cooper Union for the Advancement of Science & Art, New York, NY (1987 to July 2010). Dr. Baum is also a director of Allegheny Energy, Inc., a utility holding company, and former director of United States Trust Company (1991-2007); the former Chair of the New York Academy of Sciences (1998-1999); former Chair of the Engineering Workforce Commission (1999-2002); Dr. Baum is a Trustee of Embry Riddle University and serves on various advisory boards to universities, government agencies and industry groups. Dr. Baum brings an extensive and unique background and experience that provides a valuable perspective on the operations of a global technology distribution company.

		Year
		First	Principal Occupations During Last Five Years;
Name	Age	Elected	Other Directorships and Activities

J. Veronica Biggins	63	1997	Director of Hodge Partners since September 2007. Formerly, Senior Partner at Heidrick & Struggles International, Inc., an executive search firm, since 1995. Prior to that, Ms. Biggins was Assistant to the President of the United States. Ms. Biggins is also a director of AirTran Holdings, Inc., parent company to Airtran Airways and ZEP, Inc., a leading provider of specialty chemical products, and serves on the Board of Advisors of Kaiser Permanente of Georgia, a non-profit HMO. Ms. Biggins previously served as a director of NDC Health Corporation from 1996 — 2006. Ms. Biggins brings extensive experience related to identifying and recruiting executive talent, as well as extensive broad experience and perspective resulting from past and present service on boards of public companies in various industries.
Ehud Houminer	70	1993	Executive in residence at Columbia Business School, Columbia University, New York since 1991. Mr. Houminer is also a director of various Dreyfus mutual funds. Member of the Board of Overseers of the Columbia Business School and chairman of the advisory board of the honors MBA program at the School of Management at Ben Gurion University. Mr. Houminer brings extensive executive management expertise and financial and other business insights resulting from his service as a director of various mutual funds.
Frank R. Noonan	68	2004	Retired Chairman and Chief Executive Officer of R. H. Donnelley Co. (1991 — 2002), publisher of yellow pages directories. Before that, Mr. Noonan served as Senior Vice President, Finance, with Dun & Bradstreet. Mr. Noonan is also a director of NewStar Financial, Inc., a Boston-based commercial finance company, and RiskMetrics Group, Inc., a provider of risk management and corporate governance products and services. The Board benefits from Mr. Noonan’s financial services experience, including his extensive experience in the areas of financial reporting, compliance, corporate governance and risk management.
Ray M. Robinson	62	2000	Non-executive Chairman of the Board of Citizens Trust Bank, the largest African-American owned bank in the southeast United States, trading as Citizens Bancshares. Vice Chairman of East Lake Community Foundation. Previously President of AT&T Southern Region Business Services Division from 1995 — 2003. Mr. Robinson is also a director of Aaron Rents, Inc., Acuity Brands, Inc., a provider of lighting products and specialty chemicals, AMR Corp., the parent company of American Airlines and Rail America. Mr. Robinson previously served as a director of ChoicePoint, Inc. from 2004 — 2008 and Mirant Corporation from 2001 — 2006. The Board benefits from Mr. Robinson’s extensive leadership and management skills, and his service on the boards and board committees of other public companies provides important insights into governance and board functions.

		Year
		First	Principal Occupations During Last Five Years;
Name	Age	Elected	Other Directorships and Activities

William H. Schumann, III	60	2010	Mr. Schumann joined the Board in February 2010 and is Executive Vice President and CFO of FMC Technologies, Inc. He was elected Executive Vice President in February 2007 and has been serving as CFO since 2001. Mr. Schumann also serves on the board of directors of Great Lakes Advisors, Inc., a registered investment advisor. The Board benefits from Mr. Schumann’s financial and management expertise, including his extensive expertise in financial and business planning, financial reporting, compliance and risk management.
William P. Sullivan	60	2008	President and Chief Executive Officer of Agilent Technologies Inc. since March 2005. Prior thereto, Executive Vice President and Chief Operating Officer of Agilent from March 2002 — March 2005, and Senior Vice President and General Manager of its Semiconductor Products Group from August 1998 — March 2002. Mr. Sullivan is also a director of URS Corporation, a leading provider of engineering, construction and technical services and serves as Chairman of the Children’s Discovery Museum of San Jose. As the chief executive officer of a public company, Mr. Sullivan brings significant executive and operational experience regarding issues facing large multinational companies with global operations. The Board also benefits from his knowledge of the most current issues in the conduct and governance of public companies.
Gary L. Tooker	71	2000	Independent consultant (2000 — current); Retired Chairman of the board of directors of Motorola, Inc. (1997-1999); former Vice Chairman and Chief Executive Officer of Motorola, Inc. (1994-1996). Mr. Tooker is also a director of Eaton Corporation, a diversified industrial manufacturer. Mr. Tooker brings extensive management experience in developing and developed global markets, government relations, and product development particularly in the semiconductor industry. As the former Chairman and CEO of a global corporation, he has extensive leadership experience and knowledge of corporate management processes.
Roy Vallee	58	1991	Chairman of the Board and Chief Executive Officer of Avnet since June 1998; prior thereto, Vice Chairman of the Board (November 1992 to June 1998) and President and Chief Operating Officer of Avnet (March 1992 to June 1998). Mr. Vallee is also a director of Synopsys, Inc., a developer of software for semiconductor design, and Teradyne, Inc., a supplier of automated test equipment for the electronics and telecommunications industries. As Chairman and CEO, and as a result of his long tenure as an Avnet executive, Mr. Vallee provides the Board with extensive knowledge of the Company and its operations, and as a result of his leadership roles at Avnet, Mr. Vallee understands keenly the competitive forces that shape the Company and technology industry.

AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the Board in fulfilling its oversight responsibilities with respect to the integrity of the Company’s financial statements, the independence, qualification and performance of the Company’s corporate auditor and its independent registered public accounting firm, and compliance with legal and regulatory requirements. The Audit Committee operates under a written charter, which sets forth its purpose, member qualifications, authority and responsibilities. The Audit Committee reviews its charter on a regular basis and most recently reviewed and approved it at the Committee’s regularly scheduled meeting on May 13, 2010. The charter is available on the Company’s website at www.ir.avnet.com/governance.cfm.

The Audit Committee monitors the activities and performance of the Company’s internal audit function, including scope of reviews, department staffing levels and reporting and follow-up procedures. The Audit Committee also oversees the Company’s efforts and plans in enterprise risk management. In addition, the Audit Committee oversees the Company’s internal ethics and compliance program and receives quarterly reports from the Chief Governance and Compliance Officer. The Audit Committee also meets quarterly with KPMG LLP, the Company’s independent registered public accounting firm (“KPMG”), and with the Company’s Director of Corporate Audit and the Chief Financial Officer in separate, executive sessions. Management has responsibility for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the system of internal controls.

The Audit Committee meets with KPMG and management to review the Company’s interim financial results before publication of the Company’s quarterly earnings press releases and the filing of the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K. The Committee also monitors the activities and performance of KPMG, including audit scope, audit fees, auditor independence and non-audit services performed by KPMG. All services to be performed by the Company’s independent registered public accounting firm are subject to pre-approval by the Audit Committee and management provides quarterly reports to the Committee on the status and fees for all such projects.

The Audit Committee has reviewed and discussed the consolidated financial statements for fiscal year 2010 with management and KPMG. This review included a discussion with KPMG and management of Avnet’s accounting principles, the reasonableness of significant estimates and judgments, including disclosure of critical accounting estimates, and the conduct of the audit. The Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 “Communication with Audit Committees,” as amended by Statement on Auditing Standards No. 90 “Audit Committee Communications.” KPMG provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Committee discussed with KPMG its independence. The Audit Committee has concluded that KPMG is independent from the Company and its management. KPMG also discussed with the Committee its internal quality control procedures and the results of its most recent peer review. In reliance on this review and these discussions, and the report of KPMG, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended July 3, 2010 for filing with the Securities and Exchange Commission.

Frank R. Noonan, Chair	William H. Schumann, III
Ehud Houminer	Gary Tooker
Eleanor Baum

PRINCIPAL ACCOUNTING FIRM FEES

The table below provides information relating to fees charged for services performed by KPMG LLP, the Company’s independent registered public accounting firm, in both fiscal 2010 and fiscal 2009. All of the services described in the table were approved in conformity with the Audit Committee’s pre-approval process.

	Fiscal 2010	Fiscal 2009

Audit Services	$5,439,000	$6,556,000
Audit-Related Services	1,152,,000	220,000
Tax Services	564,000	1,072,000
All Other Services	—	—

TOTAL	$7,155,000	$7,848,000

Audit Services.  In both years, Audit Services consisted of work performed by the principal auditor associated with the audit of the Company’s consolidated financial statements, including reviews performed on the Company’s Form 10-Q filings, certain statutory audits required for the Company’s subsidiaries, and fees incurred in connection with the audit of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees in fiscal 2010 also included assistance with registration statements filed by the Company, including comfort letters and consents.

Audit-Related Services.  In both years, Audit-Related Services included certain compliance-related, agreed-upon procedures and assistance with certain acquisition due diligence efforts.

Tax Services.  In both years, Tax Services consisted primarily of assistance with respect to global tax compliance (federal, international, state and local), tax audits, tax advice associated with organizational structure and tax-related due diligence in connection with certain acquisitions.

All services to be provided by the Company’s independent registered public accounting firm are subject to pre-approval by the Audit Committee. The Audit Committee has adopted an “External Auditor Scope of Services Policy,” which requires the Audit Committee’s pre-approval of all services to be performed by the Company’s independent registered public accounting firm. In each case, pre-approval is required either by the Audit Committee or by the Chair of the Audit Committee, who is authorized to approve individual projects up to $250,000 with the total for such projects not to exceed $500,000, and must then report them to the full Committee by the next Committee meeting. Management provides quarterly reports to the Audit Committee on the status and fees for all projects requiring services by KPMG, LLP.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND OTHERS

The following table sets forth information with respect to the Common Stock of Avnet beneficially owned at September 10, 2010 or, in respect of any 5% Holder, the date of such holder’s most recent Schedule 13D filed with the SEC, by (a) persons that, to Avnet’s knowledge, were the beneficial owners of more than 5% of Avnet’s outstanding Common Stock (“5% Holders”), (b) each Director and director nominee of Avnet, (c) each of the executive officers named in the Summary Compensation Table in this Proxy Statement (“named executive officers” or “NEOs”), and (d) all Directors and executive officers of Avnet as a group. Except where specifically noted in the table, all the shares listed for a person or the group are directly held by such person or group members, with sole voting and dispositive power.

		Stock	Total
		Options	Common
		Exercisable	Stock		Percent		Total
	Common	Within	Beneficially		of	Phantom	Equity
Name	Stock(a)	60 Days	Owned		Class	Shares(b)	Interest

5% Holders
FMR LLC	15,814,827		15,814,827	(1)	10.45%
82 Devonshire Street Boston, MA 02109
BlackRock, Inc.	9,212,284		9,212,284	(2)	6.09%
40 East 52nd Street New York, NY 10022
Directors and Named Executive Officers
Eleanor Baum	13,907	3,325	17,232		*	1,476	18,708
J. Veronica Biggins	5,914	3,325	9,239		*	20,728	29,967
Harley Feldberg	123,450	171,920	295,370	(3)	*	—	295,370
Philip Gallagher	47,205	83,961	131,166	(4)	*	—	131,166
Richard Hamada	99,529	95,949	195,478	(5)	*	—	195,478
Ehud Houminer	27,604	3,325	30,929		*	—	30,929
Frank R. Noonan	1,000	6,600	7,600	(6)	*	28,765	36,365
Ray M. Robinson	4,219	3,325	7,544		*	19,533	27,077
Raymond Sadowski	131,781	220,363	352,144	(7)	*	—	352,144
William H. Schumann, III	4,470	—	4,470		*	—	4,470
William P. Sullivan	12,853	—	12,853		*	—	12,853
Gary L. Tooker	24,992	17,250	42,242	(8)	*	23,709	65,951
Roy Vallee	457,544	1,484,306	1,941,850	(9)	1.27%	—	1,941,850
All directors and executive officers as a group (18 persons)					2.20%

*	Less than 1%.

(a)	This column includes incentive shares allocated but not yet delivered to each executive officer.

(b)	This column indicates the number of phantom shares owned by non-employee Directors. Phantom shares owned under the Avnet, Inc. Deferred Compensation Plan for Outside Directors are to be settled 1 — for — 1 in Avnet’s Common Stock after cessation of service on the Board or upon change in control of the Company. Under this plan, Directors can defer fees otherwise payable in cash for service as a member of the Board or any of its committees into a cash or phantom share account and can elect to receive phantom shares in lieu of the portion of compensation paid in Common Stock.

(1)	The number of shares beneficially owned is based on information provided in a Schedule 13G (Amendment No. 11) filed with the Securities and Exchange Commission on January 11, 2010, by FMR LLC on behalf of a group of FMR’s entities or affiliates, which reflects sole voting power with respect to 1,702,578 shares and sole dispositive power with respect to 15,814,827 shares beneficially owned by FMR LLC, a parent holding company.

(2)	The number of shares beneficially owned is based on information provided in a Schedule 13G filed with the Securities and Exchange Commission on January 29, 2010, by BlackRock, Inc. which reflects sole voting power and sole dispositive power with respect to 9,212,284 shares beneficially owned by Barclays Global Investors, NA and certain of its affiliates collectively referred to as the “BGI Entities”.

(3)	Includes 72,773 Incentive Shares allocated but not yet delivered. Also includes 50,677 shares of Common Stock held by a family trust for which Mr. Feldberg is a trustee.

(4)	Includes 14,127 Incentive Shares allocated but not yet delivered. Also includes 25,801 shares of Common Stock held by a family trust for which Mr. Gallagher is a trustee.

(5)	Includes 34,363 Incentive Shares allocated but not yet delivered. Also includes 65,166 shares of Common Stock held by a family trust for which Mr. Hamada is a trustee.

(6)	Includes 1,000 shares of Common Stock held by a trust for which Mr. Noonan is a trustee.

(7)	Includes 19,194 Incentive Shares allocated but not yet delivered.

(8)	Includes 24,992 shares of Common Stock held by a family trust for which Mr. Tooker is a trustee.

(9)	Includes 95,154 Incentive Shares allocated but not yet delivered. Also includes 354,369 shares of Common Stock held by a family trust for which Mr. Vallee is a trustee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, Avnet’s Directors, executive officers and beneficial owners of more than 10% of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission concerning their ownership of and transactions in Avnet Common Stock and are also required to provide Avnet with copies of such reports. Based solely on such reports and related information furnished to Avnet, Avnet believes that in fiscal 2010 all such filing requirements were complied with in a timely manner by all Directors and executive officers except for Messrs. Gallagher and Schumann who each had one late Form 4 due to administrative error.

EXECUTIVE OFFICERS OF THE COMPANY

The current executive officers of the Company are:

Name	Age	Office

Roy Vallee	58	Chairman of the Board and Chief Executive Officer
David R. Birk	63	Senior Vice President, General Counsel and Assistant Secretary
Steven C. Church	61	Senior Vice President and Chief Business Development and Process Officer
Harley Feldberg	57	Senior Vice President and President of Avnet Electronic Marketing
Philip R. Gallagher	49	Senior Vice President and President of Avnet Technology Solutions
Richard P. Hamada	52	President and Chief Operating Officer
MaryAnn Miller	53	Vice President and Chief Human Resources Officer
Steven R. Phillips	47	Vice President and Chief Information Officer
Raymond Sadowski	56	Senior Vice President, Chief Financial Officer and Assistant Secretary
James N. Smith	64	Vice President and President of Avnet Logistics Services

Mr. Vallee joined the Company in February 1977 and has been Chairman of the Board and Chief Executive Officer since June 1998. Prior thereto, he served as Vice Chairman of the Board from November 1992 until June 1998 and also President and Chief Operating Officer from March 1992 until his election as CEO in June 1998.

Mr. Birk has been Senior Vice President of Avnet since November 1992. Mr. Birk was elected Vice President and General Counsel in September 1989 and previously held the position of Secretary from July 1997 to November 2003 and from January 2005 to November 2007.

Mr. Church has been Senior Vice President of Avnet since November 1995 and was appointed as Chief Business Development and Process Officer in August 2010. He previously served as Chief Operational Excellence Officer from April 2009 to August 2010. Mr. Church served as Chief Human Resources and Organizational Development Officer from August 2005 to March 2009.

Mr. Feldberg has been Senior Vice President of Avnet since November 2004. He became an executive officer in July 2004 when he was promoted to President of Avnet Electronics Marketing. Mr. Feldberg previously served as President of Avnet Electronics Marketing Americas from June 2002 until June 2004 and has served as a corporate Vice President since November 1996. Mr. Feldberg served as President of Avnet Electronics Marketing Asia from December 2000 to June 2002.

Mr. Gallagher was appointed President of Avnet Technology Solutions in March 2009, and has been Senior Vice President of Avnet since November 2007. Mr. Gallagher served as President of Avnet Electronics Marketing Americas from July 2004 until March 2009.

Mr. Hamada was appointed as President in May 2010 and has been Chief Operating Officer since July 2006. He previously served as Senior Vice President from November 2002 until May 2010. Mr. Hamada served as President of Avnet Technology Solutions from July 2003 until March 2007, President of the Computer Marketing operating group from January 2002 until July 2003 and was appointed Vice President of Avnet in November 1999.

Ms. Miller was appointed as Vice President in November 2009 and Chief Human Resources Officer in May 2009. Ms. Miller previously served as senior vice president, global human resources, a post she held since July 2008, Ms. Miller joined the Company in 2006 with responsibility for global talent management, performance management and employee development. Prior to joining Avnet, Ms. Miller served as Vice President, Human Resources at Goodrich Corporation from July 2001 to July 2006.

Mr. Phillips has been Vice President of Avnet since November 2006 and Chief Information Officer since July 2006. He joined Avnet with the July 2005 acquisition of Memec where he had served as Senior Vice President and Chief Information Officer since May 2004. Prior to joining Memec, Mr. Phillips was Senior Vice President and Chief Information Officer for Gateway Inc. He joined Gateway in June 1999 and served as Vice President of Information Technology in London and San Diego before his appointment in August 2003 as Chief Information Officer.

Mr. Sadowski has been Senior Vice President of Avnet since November 1992 and Chief Financial Officer since February 1993. Prior thereto, Mr. Sadowski has held various management positions in Avnet’s finance organization including the position of Controller.

Mr. Smith joined Avnet in 2000 and was promoted to President of Avnet Logistics in June 2006 and was elected a corporate vice president in November 2007. He previously served as Senior Vice President of Warehousing & Distribution Worldwide for Avnet Logistics from October 2004 to June 2006 and served as Senior Vice President and Director of operations for Avnet Electronics Marketing Americas from October 2000 to September 2004.

Officers of the Company are generally elected each year at the meeting of the Board of Directors following the annual meeting of shareholders and hold office until the next such annual meeting or until their earlier death, resignation or removal.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) and discussed it with management. Based on its review and discussion with management, the Committee recommended to the Board of Directors that the CD&A be included in the Company’s 2010 Proxy Statement and incorporated by reference into the Company’s annual report on Form 10-K. This Report is provided by the following independent directors, who comprise the Committee:

Ehud Houminer, Chair	William P. Sullivan
J. Veronica Biggins	Gary Tooker

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section explains how the Compensation Committee of Avnet’s Board of Directors made its compensation decisions for the fiscal year ended July 3, 2010 (“fiscal 2010”) for the Named Executive Officers (the “NEOs”). The compensation paid to the NEOs for fiscal 2010 is set forth in the Summary Compensation Table, which is included elsewhere in this Proxy Statement. These officers and their titles are:

•	Roy Vallee, Chairman of the Board and Chief Executive Officer, Avnet, Inc.;

•	Raymond Sadowski, Senior Vice President and Chief Financial Officer, Avnet, Inc.;

•	Richard Hamada, President and Chief Operating Officer, Avnet, Inc.;

•	Harley Feldberg, Senior Vice President, Avnet, Inc., and President, Avnet Electronics Marketing; and

•	Philip Gallagher, Senior Vice President, Avnet, Inc. and President, Avnet Technology Solutions.

Overview of Compensation Actions for Fiscal 2010

Avnet strongly embraces the concept that compensation should be closely aligned with the financial performance of the Company and, on an overall basis, administers its compensation program conservatively. As you review this CD&A, you should keep in mind:

•	Total compensation levels for NEOs are below the median total compensation of the comparator group; and

•	The long-term incentive pool is smaller than that of the comparator group.

Another important note to be aware of is that during the June 2009 through August 2009 period, when Avnet was developing its fiscal 2010 financial plan and determining compensation actions for fiscal 2010, there was substantial uncertainty regarding the economic and business environment for the upcoming year. In light of this uncertainty, the Company adopted a conservative stance and implemented a number of changes designed to reduce costs associated with the compensation program. Specifically, Avnet took the following actions that applied to all US employees including the NEOs:

•	Froze salaries at fiscal 2009 levels;

•	Granted the same number of shares for each component of the long term incentive program, resulting in a 21% decline in the grant date value of long term incentive awards for fiscal 2010 over fiscal 2009 levels due to the decline in Avnet’s stock price;

•	Suspended the Company’s 401(k) matching contributions;

•	Suspended contribution credits under the Avnet (Cash balance) Pension Plan for compensation paid on or after July 1, 2009; and

•	Set fiscal 2010 annual incentive goals at 110% of the Board approved financial plan (meaning that performance would need to exceed business plan targets before target cash incentive payments were made).

The financial performance for fiscal 2010 significantly exceeded fiscal 2009 and expectations. Specifically,

•	Sales increased 18.1% year over year to a record revenue of $19.16 billion;

•	Organic revenue growth, which excludes the beneficial impact of companies acquired during the year, was over 15%;

•	Adjusted operating income increased 34.6% to $661.0 million;

•	Adjusted diluted earnings per share of $2.77 increased 44.3% year over year;

•	The combination of record revenue, strengthening gross profit margin towards the end of the year and productivity gains drove operating income margin up year over year at both operating groups and at the consolidated level; and

•	The Company’s value-based management discipline, which connects operating income margins with working capital velocity throughout the business, resulted in return on working capital (ROWC) hitting the highest level in over ten years and return on capital employed (ROCE) exceeding our stated long range target.

Compensation Philosophy and Objectives

The compensation program at Avnet seeks to:

•	Align the interests of Avnet executives with those of shareholders;

•	Support the achievement of Avnet’s business and financial objectives;

•	Provide fair and competitive compensation to attract, motivate and retain the executive talent that is critical to the long-term success of the Company;

•	Encourage a performance-oriented culture to achieve above-market results related to the key financial goals of the Company without the assumption of excessive risk; and

•	Balance the focus on short- and long-term goals.

The Company believes that compensation of Avnet executives should be closely aligned with Company performance. To further enhance the link between pay and performance, although compensation opportunities are targeted around median of the competitive compensation marketplace, the Avnet compensation program is designed so that actual compensation received varies based on Avnet financial performance. In instances of exceptional financial performance, compensation received will exceed median levels. Conversely, in instances where either Avnet and/or an individual executive did not achieve pre-established performance goals, actual compensation earned may be dramatically below median levels.

In addition, Avnet seeks to provide benefits that are competitive with the marketplace and in line with its generally conservative compensation philosophy. Perquisites are nominal and represent a minor component of total remuneration.

As executives gain responsibility and seniority in Avnet and exercise a more direct influence over the Company’s financial and operational performance, base salary will typically decrease as a percentage of total cash compensation, and annual cash incentive and long-term equity-based incentive compensation will increase as a percentage of total compensation.

The Company believes that executive ownership of Avnet shares further enhances a strong alignment with Avnet’s shareholders. Avnet’s compensation programs are designed to provide a meaningful portion of compensation in the form of equity-based awards to support the goal of having executives think and behave like owners. Additionally, Avnet has established, and recently enhanced, share ownership requirements for Avnet senior executives to further reinforce this focus.

Overview of Avnet’s Executive Compensation Practices

How Compensation Decisions are Made.  Guided by the overall executive compensation philosophy and objectives described earlier in this CD&A, discussions with respect to executive compensation typically start in conjunction with the review of the Company’s budget for the new fiscal year at the Board’s strategic planning session held in June. The strategic planning session is focused heavily on the review of management’s proposed budget for the new fiscal year in a format conducive to in-depth discussions on strategic issues and initiatives around management’s 3-year business planning. Performance metrics and target achievement levels are carefully selected so as to align the compensation program with the financial plan.

At the Committee’s regularly scheduled meeting in August, the CEO, the Chief Human Resources and Organizational Development Officer (“CHRO”) and the Committee’s compensation consultant present marketplace data developed by the independent consultant and compensation recommendations for each executive officer to the Committee for its review and consideration. The CHRO and the Committee’s compensation consultant assists the Committee in its deliberations with respect to CEO compensation and in gathering market and industry data and analyses relating to CEO compensation. The other executive officers, except as described below, do not play a role in setting executive compensation.

The Committee uses the comparative data as a reference for determining whether the compensation plans and levels targeted by the Committee appear to be near the median amount paid by peer companies. In most years, the Committee compares the compensation paid to an NEO to similarly positioned officers at comparator companies. However, in fiscal 2010, the Committee decided to freeze target compensation levels for executive officers, (except for Mr. Gallagher who was promoted to the role of President of Avnet Technology Solutions, at fiscal 2009 levels), consistent with management’s decision to take similar action with respect to compensation for the Company’s employees in general. As a result of this decision, no marketplace comparison was conducted in fiscal 2010.

Role of the Compensation Committee.  The Compensation Committee has primary responsibility for the approval and implementation of the compensation programs for executive officers, determines compensation for all NEOs except the CEO, and recommends the compensation of the CEO to the independent directors of the Board for their consideration and approval.

Following the end of each fiscal year, the Committee leads the Board in conducting an annual assessment of CEO performance in light of the performance goals and objectives established for the Company and the CEO for the fiscal year just ended. The Committee also solicits written input from each Director using a CEO evaluation form adopted by the Board. The evaluation covers topics including, among others, “Leadership,” “Values,” “Strategic Planning and Management (including developing and implementing a well-defined enterprise risk management strategy),” “Financial Results,” and “Succession Planning and Management Development.” Along with the CEO evaluation form, each Director also receives a written self-evaluation from the CEO. The Committee analyzes these written responses and reports results back to the full Board. The results of the evaluations are discussed with the CEO and are then considered by the Committee in setting new goals and the compensation plan for the CEO for the new fiscal year.

In assessing the compensation plans for the CEO and the other executive officers, the Committee considers total compensation opportunities, both short- and long-term, while at the same time focusing attention on the competitiveness of each component of compensation. Actual cash incentive payouts, actual value received from long-term incentive awards and actual overall compensation levels with respect to any given year for any particular officer may vary from the targeted levels based on Avnet’s enterprise and business unit performance, and relative performance to its industry.

As it relates to the design of the annual and long-term incentive plans, the Committee has determined that the goal-setting process, including the metrics utilized and specific targets established, were appropriate for Avnet in its current circumstances and that the metrics focused on items that are necessary to drive long-term profitable growth. The Committee believes that it is not likely that the design of either the annual or long-term incentive plan, or the specific performance metrics and targets used, could cause management to take excessive risks in operating the Company’s business.

Role of Management.  At the beginning of each fiscal year, the CEO evaluates the performance of the Chief Operating Officer (“COO”) and the CEO or COO evaluates the performance of the other executive officers against the strategic operating plan for the prior fiscal year. The CEO’s and the COO’s evaluations of individual performance also focus on executive officers’ performance relative to each person’s development goals.

Objectives for each executive officer are tailored to the duties and responsibilities of the particular officer and the challenges that his or her business or functional unit faces during a particular period (such as implementation of new enterprise resource planning software or integrating a significant acquisition).

As part of the performance management process, each executive officer is also evaluated on ten performance dimensions which reference “how” the individual accomplishes his or her goals, including commitment to Avnet’s “core values” of integrity, customer service, accountability, teamwork and innovation. These core values form the foundation of Avnet’s performance — and values-based culture, which in turn underpins Avnet’s overall strategies focused on profitable growth, operational excellence and people development — the driving forces behind Avnet’s quest to become the premier global technology marketing, distribution and services company. While this “qualitative” evaluation does not carry a specific weight, it does factor in to the overall assessment of the executive’s performance when setting target compensation levels.

The CEO and COO, in consultation with the Company’s CHRO, then develop compensation recommendations for the other executive officers related to base salary and annual and long-term incentives. Factors that are weighed in making individual target compensation recommendations include:

•	the performance of the executive officer in the prior year;

•	expected contribution of the executive to the future performance of the Company;

•	value of the job in the marketplace;

•	relative importance of the position within the executive ranks of the Company in terms of responsibility;

•	individual experience; and

•	contributions to the Company’s results (defined as the contribution from the business unit or support unit over which an executive officer has direct responsibility or, in the case of executives with responsibilities over multiple business units or Avnet as a whole, from Avnet’s overall results).

The Company does not have a pre-defined framework that determines which of these factors may be more or less important, and the emphasis placed on specific factors may vary among the executives depending on the specific roles and responsibilities of an executive officer, as well as the particular challenges — both in terms of business and professional development — faced by the executive. Once an executive officer’s role and responsibilities are defined, “value of the job in the marketplace” and “relative importance of the position within the executive ranks” are the most determinative factors in setting compensation targets for that executive officer, adjusted to take into consideration the executive officer’s experience and past and expected future performance.

Role of Compensation Consultants  The Committee has engaged Steven Hall & Partners, represented by Mr. Steven Hall, as the Committee’s independent compensation consultant since 2008. During fiscal 2010, Mr. Hall attended, either in person or by telephonic conference call, each of the five meetings of the Committee, and he meets with the Committee chair before every Committee meeting.

The compensation consultant or its representative generally performs the following actions in connection with its appointment:

•	advise the Committee on management proposals as requested;

•	advise the Committee on setting agenda items for meetings;

•	review Committee agendas and supporting materials in advance of each meeting;

•	attend Committee meetings as requested;

•	undertake special projects at the request of the Committee chair;

•	compile and review survey data on executive pay practices and amounts among the Company’s comparator group companies;

•	develop a comparator group, based upon factors including annual revenue, market capitalization, industry characteristics, and companies with which Avnet historically competes for executive talent, and suggest changes to the comparator group from time to time as circumstances change;

•	review the Company’s compensation philosophy;

•	provide market data and recommendations on CEO compensation without prior review by management (except for necessary fact-checking);

•	review the Compensation Discussion and Analysis and compensation tables prior to inclusion in our proxy statement; and

•	advise the Committee on best-practice ideas for Board governance of executive compensation as well as areas of potential risk and concern in the Company’s executive compensation program.

The Committee has sole authority with regards to hiring, firing, and approving fees for its independent consultant.

Comparator Group and Benchmarking.  As the independent advisor to the Compensation Committee on matters related to executive compensation, during 2009 Steven Hall & Partners conducted a comprehensive review of the executive compensation program at the Company. This review referenced a thirteen-

company comparator group previously developed. The group includes companies with a similar industry focus and of similar size and complexity with whom Avnet competes for talent.

The comparator group is comprised of:

Applied Materials, Inc.	Sanmina-SCI Corp.
Arrow Electronics, Inc.	SYNNEX Corporation
Celestica, Inc.	Tech Data Corp.
Emerson Electric, Co.	Texas Instruments, Inc.
Flextronics International Ltd.	Thermo Fisher Scientific, Inc.
Ingram Micro, Inc.	Tyco Electronics, Ltd.
Jabil Circuit, Inc.

For fiscal 2009, Avnet revenues of $16.3 billion were larger than the median comparator group revenue of $11.7 billion.

To benchmark Avnet compensation levels for the CEO, CFO, COO and Group Presidents positions, data derived from the SEC filings of the comparator group have been supplemented with a variety of relevant, published surveys which provided data on compensation in the technology sector and general industry. For other positions for which SEC proxy data is not widely available, only survey data compiled by the compensation consultant has been utilized. Published survey data is collected and provided to the Committee throughout the fiscal year by both Avnet’s human resources department and by the Committee’s compensation consultant. All of the data sources have been weighted based on relevance, reliability and an assessment of the appropriateness of the match of responsibilities.

Following the completion of the benchmarking review by the consultants, the Committee and management reviewed the data in light of trends, past compensation levels and the percentage changes as part of the executive compensation decision-making process. While benchmarking data is one consideration in this process, it is not the sole or determinative factor. For further information on this process, please see “Role of Committee” and “Role of Management” above.

As mentioned previously, for benchmarking purposes Avnet generally references median marketplace compensation levels for each pay element.

The current LTIP consists of three vehicles: restricted stock unit grants that typically vest in 20% increments beginning in the January following the award and annually thereafter; performance-based grants of stock units that will vest at the end of three years based on Company’s performance (currently, the performance measure is based on the increase in economic profit over the performance period compared to the prior three years relative to a peer group); and stock options which vest in annual installments over the four years following the date of grant. The majority of the LTIP participants receive only restricted stock units, while a smaller group participates in the performance-based grants, and only senior executives receive stock option grants. Historically, each of the vehicles represents one-third of the total long-term incentive opportunity for senior executives (including the NEOs). Starting with fiscal 2011, the make up of equity awards to the senior executives (including the NEOs) will be 50% in performance share units, 25% in options and 25% in restricted stock units.

The following table shows the types of incentive vehicles used in the plans of the thirteen companies that comprised the comparator group in fiscal 2008 (which was the data available to the Committee when establishing executive compensation for Avnet’s fiscal 2009):

Incentive Vehicle	No. of Comparators

Stock options, restricted shares and performance shares or cash	6
Stock options and restricted shares	3
Stock options and performance shares	1
Stock options only	1
Restricted stock only	1
Performance shares only	1

The following table shows how the Company’s vesting and performance periods compared to the members of the comparator group that had vesting options and restricted shares, and performance shares:

Median Period for:	Avnet	Comparators

Vesting of stock options	4 years	4 years
Vesting of restricted shares	4.4 years	3.8 years
Performance period for performance shares	3 years	3 years

The Committee also reviewed the value of long-term incentive grants among the thirteen comparator companies in fiscal 2008. Among the comparators, total long-term incentive value ranged from $8.7 million to $180.2 million, and the median value was $42.0 million. Avnet’s fiscal 2009 grant value was equal to $31.3 million, compared to $27.4 million for fiscal 2008. Based on analysis prepared by the Committee’s consultant, Avnet’s long-term incentive grant value appears to be lower than that of comparator companies when viewed as a percentage of:

	Avnet	Comparator Median

Revenue	0.17%	0.27%
Operating Income	4.18%	7.65%
Pre-tax Income	4.42%	7.80%

Components of Executive Compensation

Avnet executive compensation consists of three components — base salary, annual cash incentive compensation and long-term incentive compensation in the form of equity. The Committee believes that these three components serve different purposes and, together, serve the best interests of the Company and its shareholders.

Base Salary.  Base salary is the guaranteed element of an executive’s annual cash compensation. The value of base salary reflects the executive’s long-term performance, skill set and the market value of that skill set.

In setting base salaries for fiscal 2010, the Compensation Committee accepted management’s recommendation that the base salaries of all Avnet executives, including the NEOs except for Mr. Gallagher who was promoted to the role of President of Avnet Technology Solutions, be frozen at fiscal 2009 levels.

Annual Cash Incentive Compensation.  In addition to base salary, executive officers are eligible to receive annual incentive cash compensation based on the performance of the Company and business unit (where appropriate) for which the executive has direct responsibility. Awards are made pursuant to the Executive Incentive Plan (the “Incentive Plan”) most recently approved by shareholders at the Company’s 2007 annual meeting.

Cash incentive awards are tied to performance goals which vary depending upon the executive. Performance goals for operating group presidents are weighted more heavily on the performance of the applicable operating group but contain a component based on the performance of the entire Company as well. Goals include performance of either pre-tax income or net income to budgeted levels, adjusted by a factor measuring performance of return on total capital employed against pre-established goals.

Generally, the Committee sets the threshold, target and maximum levels so that the relative difficulty of achieving the target level is consistent from year to year. Even though the payout amount can vary greatly from year to year, the expectation is that the Company should achieve “at target” performance the majority of the time over any given period of years. The table below outlines the payout range that applies to each performance level.

Performance Level	Payout Range
(as percentage of
target incentive opportunity)

Below threshold	0%
At threshold but less than 95% of target	25% - 90%
Between 95% and 105% of target	95% - 105%
Between 106% of target and maximum	110% - 225%

The Committee began its work on the fiscal 2010 compensation programs in June 2009 and the incentive compensation decisions for fiscal 2010 were made by the Committee in August 2009. The Committee’s work occurred against the backdrop of the then-current economic environment and the company’s operating environment, characterized by a deepening national recession and declining company sales. Based on independent forecasts and prognoses at the time, expectations were that an economic recovery, if any, would be slow and gradual. Likewise, the Company anticipated that fiscal 2010 would be a period of gradual and modest improvement.

The Company’s fiscal 2010 budget and corresponding compensation targets were aligned with this economic and business environment. The Committee elected to adopt a conservative stance, and performance metrics were set at levels that the Committee believed, at its meeting in August 2009, might be achievable during fiscal 2010 if the economic recovery were slow. The Committee determined not to set performance metrics at even lower levels that might have been warranted in light of expectations of a prolonged recession, which many economists were also predicting at the time. Additionally, to account for any upside surprise in an unexpectedly fast economic recovery, the Committee decided that Avnet’s financial performance would need to reach 110% of the financial goals in order to receive the target incentive compensation amount. Because performance goals were aligned with Avnet’s budget and strategic plan, this meant that the Company would have to perform 10% above expectations before executives would receive the target incentive.

The electronic components and IT solution industries recovered during 2010 much more rapidly than many industry experts had anticipated. This, together with actions taken by the Company to appropriately align its cost structure and level of working capital with the business and economic environment, resulted in the Company achieving significantly better operating and financial results in fiscal 2010 as compared with fiscal 2009. As a result, the performance-based compensation payouts to employees with a performance-based pay component, including each of the executive officers, was also much greater than had been expected in the summer of 2009 when the performance targets were set (although, as noted above, the Committee’s contemplation of a more rapid recovery had resulted in the decision to set targets at 110% of plan).

The target cash incentive compensation for the following NEOs is set in this manner:

	Target Cash Incentive	Percentage of
NEO	Compensation	Base Salary

Mr. Vallee	$1,050,000	100%
Mr. Sadowski	$261,000	54%
Mr. Hamada	$550,000	90%
Mr. Feldberg	$426,000	82%
Mr. Gallagher	$380,000	90%

The target cash incentive compensation for NEOs that are not operating group presidents is based on the percentage achievement of Avnet’s 2010 net income after tax (NIAT), excluding certain items, goal of $333.373 million (110% of the fiscal 2010 planned NIAT), as modified by the ratio of actual return on capital employed (ROCE) to target ROCE of 10.6% using Avnet’s actual effective tax rate. NIAT and ROCE were selected as the performance metrics because the Committee believes that those metrics are aligned with the creation of long-term shareholder value.

Targets for Avnet’s operating group presidents are generally set to take into account results at both the company-wide level and at the operating group level. During fiscal 2010, Mr. Feldberg’s cash incentive targets were comprised of (i) a target incentive of $319,500 (75% of his total target incentive) based upon the percentage achievement of EM Global Net Income Before Tax (NIBT) goal of $361.615 million (110% of the fiscal 2010 planned NIBT) as modified by the ratio of actual ROCE to target ROCE of 11.54%, and (ii) a target incentive of $106,500 (25% of his total target incentive) based upon achievement of Avnet’s NIAT goal of $333.373 million (110% of the fiscal 2010 planned NIAT) as modified by the ratio of actual ROCE to target ROCE of 10.6%.

During fiscal 2010, Mr. Gallagher’s cash incentive compensation targets were comprised of (i) a target incentive of $285,000 (75% of his total target incentive) based upon the percentage achievement of TS’s NIBT goal of $198.152 million (110% of the fiscal 2010 planned NIBT) as modified by the ratio of actual ROCE to target ROCE of 11.48%, and (ii) a target incentive of $95,000 (25% of his total target incentive) based upon achievement of Avnet’s NIAT goal of $333.373 million (110% of the fiscal 2010 planned NIAT) as modified by the ratio of actual ROCE to target ROCE of 10.6%.

As noted above, for fiscal 2010, cash incentive compensation for Avnet executive officers, including the NEOs, was based upon the percentage achievement of Avnet’s fiscal 2010 budgeted NIAT or the business unit’s budgeted NIBT, as applicable, modified by the ratio of actual ROCE to target ROCE. The factor on the NIAT and/or NIBT portion of the incentive is linear for actual results between 95% and 105% of the goal, which as indicated above was set at 110% of budget. If actual NIAT to goal were less than 95% or greater than 105%, the factor would be equal to the percentage of actual results to goal squared. For example, if actual NIAT were 110% of the goal, a factor of 121% (110% times 110%) would be applied to the target incentive compensation. Maximum incentive compensation is limited to 225% of the target incentive compensation. If actual performance is less than 50% of goal, no incentive compensation will be earned.

Based upon actual performance as compared to the targets discussed above, the NEOs were paid the following cash incentive amounts:

	Target Cash	Cash Incentive Paid	Percentage of Target
NEO	Incentive	for Fiscal 2010	Paid

Mr. Vallee	$1,050,000	$2,359,240	225%
Mr. Sadowski	$261,000	$586,440	225%
Mr. Hamada	$550,000	$1,235,792	225%
Mr. Feldberg(1)	$426,000	$867,773	204%
Mr. Gallagher(2)	$380,000	$729,420	192%

(1)	Mr. Feldberg earned 197% of his target incentive for the portion of his incentive tied to Electronic Marketing’s results, which represented 75% of his total target incentive, and earned 225% of his target incentive for the portion tied to Avnet’s consolidated results, which represented 25% of his total target incentive. Therefore, he earned 204% of his total target incentive as reflected in the total above (197% times 75% plus 225% times 25%).

(2)	Mr. Gallagher earned 181% of his target incentive for the portion of his incentive tied to Technology Solution’s results, which represented 75% of his total target incentive, and earned 225% of his target incentive for the portion tied to Avnet’s consolidated results, which represented 25% of his total target incentive. Therefore, he earned 192% of his total target incentive as reflected in the total above (181% times 75% plus 225% times 25%).

The percentages of target incentive earned were calculated as follows:

	Avnet	EM	TS

Target incentive tied to income metric (in thousands):
NIAT/NIBT goal	333,373	361,615	198,152
NIAT/NIBT actual	424,631	454,655	232,471

% of goal achieved	127.37%	125.73%	117.32%

% of goal squared	162.24%	158.08%	137.64%

Incentive tied to return on capital metric
ROCE goal	10.60%	11.54%	11.48%
ROCE actual	14.68%	14.36%	15.10%

% of Goal achieved	138.49%	124.44%	131.53%

Total incentive earned	224.69%	196.71%	181.04%

Long-Term Incentive Compensation.  The Committee believes that equity ownership for all executive officers is a useful compensation component for purposes of incentive, retention and alignment of interests with shareholders. The Committee grants long-term incentive compensation awards under the Company’s Long Term Incentive Plan (“LTIP”) based generally on each executive’s individual contribution in a particular fiscal period and the executive’s potential to contribute to the long-term success of the Company. The Committee awards long-term incentive compensation pursuant to the 2006 Stock Compensation Plan (the “2006 Plan”), under which options, restricted stock units, performance share units and other equity-based awards may be granted.

During fiscal 2010, the long-term incentive awards to executive officers, including the NEOs, included restricted stock units (“incentive shares” or “RSU”, stock options and performance shares. Each of these three vehicles represented one third of the value of the total award made to each executive.

•	Incentive Shares. The Committee (or the Independent Directors as a group in the case of the CEO) annually awards “RSU” under the 2006 Plan to eligible employees, including the CEO and other executive officers. The Committee usually makes allocations of RSUs at a regularly scheduled meeting of the Committee in August of each year in recognition of operating results achieved by the Company as a whole or by particular operating groups or business units in the preceding fiscal year and the expected contribution by the executive to the Company’s future performance. RSUs vest in five installments, with the first installment vesting in January of the following year and the balance vesting in four equal annual installments thereafter, contingent upon continued employment (except in the case of death, disability, retirement of the employee or a change of control).

•	Stock Options. The Committee (or the Independent Directors as a group in the case of the CEO) grants options under the 2006 Plan to eligible employees, including the CEO and other executive officers, in consideration of their potential to contribute to the long-term success of the Company and in order to align their interests with those of the Company’s shareholders. The Committee has the authority under the 2006 Plan to make awards of stock options from time to time, in its discretion, based on its evaluation of accomplishments achieved by an executive or other employee, upon a promotion or upon the hiring of an executive. In practice, stock options are generally granted on a regular basis each August, and occasionally at other times during the year in connection with a new hire or promotion. All stock options granted by the Company during fiscal 2010 were granted with an exercise price equal to the closing price of the Common Stock on the date of grant and, accordingly, will have value only if and to the extent the market price of the Common Stock increases after the date of grant. Stock options vest in four equal annual installments on the anniversaries of the grant date and expire after 10 years.

•	Performance Shares. The Committee (or the Independent Directors as a group in the case of the CEO) grants performance-based stock units (“PSPs”) under the 2006 Plan to eligible employees,

including the CEO and other executive officers. The Committee awards PSPs so that the Company’s compensation program remains competitive and closely linked to the Company’s generation of economic profits, thereby further aligning the long term interests of executives with those of shareholders.

The PSPs provide for the delivery of a number of shares of the Company’s Common Stock at the end of a three-year period based upon the Company’s achievement of performance goals established by the Committee at the beginning of the three-year period. The Committee establishes a target number of shares for each executive officer. The Committee selected economic profit as the performance metric because it believes that economic profit generation equates to the creation of long-term shareholder value. Based upon the Company’s actual relative performance during the three-year performance period, the executive is eligible to receive a percentage of the target number of shares ranging from 0% to 200% of his or her targeted number of shares.

For the three-year period covering fiscal 2008-2010, the performance goal was based upon the Company’s three-year cumulative change in economic profit generated over the prior three-year period as compared with the economic profit generated by a peer group of companies over the same period.

In the summer of 2009, the Committee reviewed the overall performance share program, performance goals and the status of the particular outstanding performance share awards in light of the uncertain economic environment. As a result of this review, the Committee determined that the program covering the three-year period 2007-2009 would remain unchanged and be measured on absolute and relative economic performance, as previously established.

However, for the three-year periods covering 2008-2010 and 2009-2011, the Committee determined that due to the uncertain economic environment, it would be in the best interest of the Company to focus performance goals exclusively on relative economic profit (“EP”) performance, and eliminate the absolute EP performance factor. At the same time, the Committee capped the maximum shares a participant could earn under the 2008-2010 and 2009-2011 plans at 100%, rather than 200%, of target.

For the PSP share awards made in August 2009, covering the 2010-2012 period, performance will also be based on relative EP against a peer group with payouts ranging from 0% to 200% of target awards:

		Percentage of Performance Stock Units Vesting

	Maximum:	200%
	≥ +5.0%
3-year Size Adjusted	Target:	100%
Cumulative Relative EP	0.0%
Improvement	Below Threshold:	0%
	≤ −5.0%

The performance comparator group for the August 2009 awards consists of Arrow Electronics, Inc., Nu Horizons Electronics Corp., Richardson Electronics, Inc., and SYNNEX Corp.

•	Special One-Time Retention Award. On June 24, 2010, the Committee made a special, one-time award of 50,000 RSUs to Mr. Feldberg. In making the award, the Committee considered the desirability of retaining Mr. Feldberg, the criticality of the EM Global operating group to the overall success of the Company and Mr. Feldberg’s past and anticipated contributions to that success. The award will vest in a single installment on June 24, 2013, which is three years following the grant date, subject to Mr. Feldberg being continuously employed by Avnet through the vesting date. The award was made pursuant to the 2006 Plan and is subject to certain terms and conditions. Avnet will deliver one share of Avnet common stock upon the vesting of each RSU.

Equity Grant Practices.  As was mentioned earlier in this CD&A, the exercise price of each stock option awarded to the executive officers under the option plan is the closing price of Avnet’s common stock on the date of grant, which typically is the date of the regularly scheduled meeting of the Compensation

Committee in August of each year. Options and other equity-based awards may also be granted in connection with a new hire or a promotion, in which case awards may be granted at the Committee meeting at or about the time of hiring or promotion. PSPs and RSUs are also granted to eligible employees including the NEOs at the August meeting. Board and committee meetings are generally scheduled at least one year in advance. Scheduling decisions are made without regard to anticipated earnings or the major announcements by the Company. Repricing of stock options without shareholder approval is prohibited under the 2006 Plan.

Stock Ownership Guidelines.  With a significant portion of each executive officer’s total compensation delivered in the form of equity-based incentives, executive officers have a substantial interest and incentive to ensure profitable growth of the Company and to drive long-term shareholder value. To further reinforce this focus, the Committee has established stock ownership guidelines for all executive officers. The guidelines provide that the NEOs should hold shares of the Company’s Common Stock, with a market value equal to a multiple of each officer’s base salary, as set forth below:

Chief Executive Officer	Shares with market value equal to 5 times base salary
Other Named Executive Officers	Shares with market value equal to 3 times base salary

Until the ownership level under the guidelines is met, the guidelines provide that a covered officer must hold at least 50% of any net shares he or she receives upon the exercise of options or upon the delivery of any RSU or PSP awards.

Employee and Post-Employment Benefits

Pension Plan and SERP.  Avnet maintains a pension plan (the “Pension Plan”) which covers United States employees of Avnet, including all of the named executive officers. The Pension Plan is a broad-based tax-qualified defined benefit plan with a cash balance feature. In addition, Avnet maintains an Executive Officers’ Supplemental Life Insurance and Retirement Program (“SERP”) in which each NEO participates. The benefit formula under the Pension Plan and the SERP is described in the Pension Benefits Table.

The Pension Plan and the SERP are important retention tools in the Avnet compensation program because the receipt of benefits under these plans is contingent upon the satisfaction of certain age and service requirements. The Company balances the effectiveness of these plans as a compensation and retention tool with the cost to the Company of providing them.

Deferred Compensation.  The Company maintains a Deferred Compensation Plan for highly compensated employees including all of the named executive officers. The program permits these employees to set aside a portion of their income for retirement on a pre-tax basis, in addition to the amounts allowed under the Company’s 401(k) Plan, at a minimal administrative cost to the Company. Under this unfunded program, amounts deferred by a participant are credited with earnings based upon the returns actually obtained through the “deemed investment” selected by the executive, as described in more detail following the Nonqualified Deferred Compensation Table.

Perquisites.  The Company provides named executive officers with a limited number of perquisites that the Company and the Committee believe are reasonable and consistent with Avnet’s overall compensation program, and necessary to remain competitive. The Committee periodically reviews the level of perquisites provided to the named executive officers. Costs associated with perquisites provided by the Company are included under All Other Compensation in the following Summary Compensation Table.

Employment Agreements and Change in Control Agreements.  Each of the named executive officers has entered into an employment agreement and a change in control agreement with the Company. The change in control agreements are intended to encourage retention in the face of the disruptive impact of an actual or attempted change in control of the Company. The agreements are also intended to align executive and shareholder interests by enabling executives to consider corporate transactions that are in the best interests of the shareholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives’ own employment. The Company has also modified all such agreements to the extent necessary to comply with Section 409A of the Code. More detailed descriptions of these programs are included under the heading “Potential Payouts Upon Termination and Change in Control.”

D&O Insurance

As permitted by Section 726 of the Business Corporation Law of New York, Avnet has in force directors’ and officers’ liability insurance and corporate reimbursement insurance. The policy insures Avnet against losses from claims against its directors and officers when they are entitled to indemnification by Avnet, and insures Avnet’s directors and officers against certain losses from claims against them in their official capacities. All duly elected directors and officers of Avnet and its subsidiaries are covered under this insurance. The primary insurer is Federal Insurance Company, a Chubb Group insurance company. Excess insurers include ACE American Insurance Company, Arch Insurance Company, Zurich American Insurance Company, National Union Fire Insurance Co. of Pittsburgh, PA, Allied World National Assurance Company and Federal Insurance Company. The coverage was renewed effective August 1, 2010 for a one year term. The total premium paid for both primary and excess insurance was $$1,256,333.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), limits to $1 million the amount of remuneration that Avnet may deduct in any calendar year for its CEO and three other highest-paid named executive officers, other than the CFO. The limitation applies only to compensation that is not considered “performance based” as defined in the Section 162(m) regulations.

In designing the Company’s compensation programs, the Committee considers the effect of Section 162(m), as well as other factors relevant to the Company’s business needs. The Company has historically taken, and intends to continue to take, reasonable and appropriate actions in respect of achieving deductibility of annual incentive and long-term compensation. To maintain flexibility, the Committee does not have a policy requiring all compensation to be deductible.

COMPENSATION OF AVNET EXECUTIVE OFFICERS

The following table sets forth information concerning the compensation during Avnet’s last three fiscal years of its Chief Executive Officer, the Chief Financial Officer and the three executive officers at the end of the last fiscal year who had the highest individual total compensation during Avnet’s fiscal year ended July 3, 2010:

SUMMARY COMPENSATION TABLE

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)(1)	($)(2)	($)(2)	($)(1)	($)(3)	($)(4)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)

Roy Vallee	2010	1,050,000	2,544,796	1,239,307	2,359,240	2,166,115	27,518	9,386,976
Chief Executive	2009	1,050,000	2,961,216	1,335,036	223,437	276,983	32,012	5,878,684
Officer	2008	995,000	2,250,644	1,129,360	889,715	15,104	32,311	5,312,134

Raymond Sadowski	2010	485,000	503,168	244,980	586,440	594,167	15,675	2,429,430
Senior Vice	2009	485,000	585,504	263,903	55,540	84,832	20,883	1,495,662
President and Chief	2008	470,000	479,730	240,784	205,663	10,566	20,916	1,427,659
Financial Officer

Richard Hamada	2010	610,000	887,782	432,326	1,235,792	979,551	23,364	4,168,815
President and Chief	2009	610,000	1,033,056	465,721	117,039	122,132	25,970	2,373,918
Operating Officer	2008	590,000	918,596	460,887	430,997	77,788	21,773	2,500,041

Harley Feldberg	2010	520,000	1,881,272	288,205	867,773	858,127	19,503	4,434,880
Senior Vice	2009	520,000	688,608	310,467	89,012	106,535	22,931	1,737,553
President and	2008	475,000	589,618	295,795	372,215	26,184	24,023	1,782,835
President, Avnet Electronics Marketing

Philip Gallagher	2010	420,000	473,468	230,571	729,420	521,175	22,275	2,396,909
Senior Vice	2009	387,242	327,168	147,493	225,729	115,734	23,813	1,227,179
President and	2008	365,000	301,506	151,324	328,764	—	17,804	1,164,398
President, Avnet Technology Solutions

(1)	Messrs. Feldberg and Gallagher deferred a portion of their salary, and Mr. Feldberg deferred a portion of his non-equity incentive compensation under the Deferred Compensation Plan, which are included in the Nonqualified Deferred Compensation Table.

(2)	Amounts shown under the heading “Stock Awards” reflect the grant date fair values of awards of Restricted Stock Units (“RSU’s”) and shares awarded under the Performance Share Plan (“PSP’s”), computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Included under Stock Awards are the grant date fair value of RSU’s awarded in FY 2010 for Mr. Vallee — $1,272,398; Mr. Sadowski — $251,584; Mr. Hamada — $443,891; Mr. Feldberg — $1,585,386; and Mr. Gallagher — $236,734. The grant date fair value of RSU’s awarded in FY 2009 are for Mr. Vallee — $1,480,608; Mr. Sadowski — $292,752; Mr. Hamada — $516,528; Mr. Feldberg — $344,304; and Mr. Gallagher — $163,584. The grant date fair value of RSU’s awarded in FY 2008 are for Mr. Vallee — $1,125,322; Mr. Sadowski — $239,865; Mr. Hamada — $459,298; Mr. Feldberg — $294,809; and Mr. Gallagher — $150,753. Also included under Stock Awards are the grant date fair value of awards that are subject to performance conditions - PSP’s- with the value of such awards computed based upon the probable outcome of the performance conditions as of the grant date, which were consistent with the estimates used by the Company to measure compensation cost determined as of the grant date. Assuming the target performance is achieved for PSP awards, the values of such awards shown under this heading for FY 2010 include for Mr. Vallee — $1,272,398; Mr. Sadowski - $251,584; Mr. Hamada — $443,891; Mr. Feldberg — $295,886; and Mr. Gallagher — $236,734. The grant date value fair value of PSP’s awarded in FY 2009 are for Mr. Vallee — $1,480,608; Mr. Sadowski — $292,752; Mr. Hamada — $516,528; Mr. Feldberg — $344,304; and Mr. Gallagher — $163,584. The grant date value fair value of PSP’s awarded in FY 2008 are for Mr. Vallee — $1,125,322; Mr. Sadowski — $239,865; Mr. Hamada — $459,298; Mr. Feldberg — $294,809; and Mr. Gallagher — $150,753. Amounts shown under the heading “Option Awards” reflects the grant date fair values for stock option awards calculated using the Black-Scholes option pricing model based on assumptions set forth in Note 12 to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended July 3, 2010.

(3)	The amount includes the change in the actuarial present value of accumulated benefits under the Pension Plan and SERP. The increase in actuarial present value of accumulated benefits under the Pension Plan and SERP was primarily caused by an increase in the earned SERP benefit and an increase in the present value of that benefit. The increase in the earned SERP benefit, accounting for about two-thirds of the increase in total, was caused by a significant increase in the cash compensation used to compute the SERP benefit resulting from the FY’10 performance to plan. The increase in present value also resulted from a decrease of 100 basis point in the discount rate used to compute the present value, reflecting the interest rate environment at the end of the fiscal year. For FY 2009, the change in the accumulated benefits under the Pension Plan are negative amounts for Mr. Vallee — $31,680; Mr. Sadowski — $31,696; Mr. Hamada — $33,380; Mr. Feldberg — $27,898; and Mr. Gallagher — $25,551. For FY 2008, the change in the accumulated benefits under the Pension Plan for Mr. Gallagher is negative in the amount of $430. For FY 2008 the change in the accumulated benefits under the SERP are negative for Messrs. Vallee, Sadowski and Gallagher in the amounts of $12,242, $5,859 and $8,374, respectively. The above negative amounts for the Pension Plan and SERP are not reflected in the above table. The amount shown for fiscal year 2010 also includes, for Messrs. Vallee, Feldberg and Gallagher the amount of earnings on each of Messrs, Vallee’s, Feldberg’s and Gallagher’s account in the Non-Qualified Deferred Compensation (“NQDC”) plan in excess of the applicable federal rate of return (or the “above-market” portion). The above-market portion in fiscal 2010 for Mr. Vallee’s NQDC included in this column is $55,072, for Mr. Feldberg $81,640 and for Mr. Gallagher $21,946. There was no “above-market” portions in either fiscal 2009 or 2008.

(4)	The amount includes (a) Company-paid expenses associated with a leased automobile for each of the named executive officers, (b) for FY 2009 and FY 2008 Company matching contributions to each named executive officer’s Avnet 401(k) account (as discussed in the CD&A, effective FY 2010 the matching contribution was suspended), (c) imputed income on life insurance provided under the executive officers’ supplemental life insurance program, (d) the cost of annual physical exams, and in the case of Mr. Vallee, (e) club membership dues reimbursed by Avnet. None of the perquisites and personal benefits exceeded $25,000 or were in excess of 10% of the total amount of these benefits for the named executive officer.

Grants of Plan-Based Awards

The following table provides information about equity and non-equity plan-based awards to the named executive officers in fiscal 2010 relating to (1) annual cash incentive awards; (2) the RSUs; (3) the PSPs and (4) the option grants. The actual payouts in fiscal 2010 under the Non-Equity Incentive Plan Awards are included in the Summary Compensation Table as are the grant date fair values associated with the awards under the Equity Incentive Plan, All Other Stock Awards and All Other Option Awards in the table below.

									All Other
								All Other	Option
								Stock	Awards:		Grant
		Estimated possible Payouts			Estimated Future Payouts			Awards:	Number of	Exercise or	Date Fair
		Under Non-Equity Incentive Plan			Under Equity Incentive Plan			Number of	Securities	Base Price	Value of
		Awards(1)			Awards (#)(1)(2)			Shares of	Underlying	of Option	Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Options	Awards	Options
Name	Date	($)	($)	($)	(#)	(#)	(#)	Units (#)(2)	(#)(2)	($/Sh)	Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Roy Vallee	8/13/2009	262,500	1,050,000	2,362,500	—	—	—	51,410	—	—	1,272,398
	8/13/2009	—	—	—	12,853	51,410	102,820	—	—	—	1,272,398
	8/13/2009	—	—	—	—	—	—	—	129,364	24.75	1,239,307

Raymond Sadowski	8/13/2009	65,250	261,000	587,250	—	—	—	10,165	—	—	251,584
	8/13/2009	—	—	—	2,541	10,165	20,330	—	—	—	251,584
	8/13/2009	—	—	—	—	—	—	—	25,572	24.75	244,980

Richard Hamada	8/13/2009	137,500	550,000	1,237,500	—	—	—	17,935	—	—	443,891
	8/13/2009	—	—	—	4,484	17,935	35,870	—	—	—	443,891
	8/13/2009	—	—	—	—	—	—	—	45,128	24.75	432,326

Harley Feldberg	8/13/2009	106,500	426,000	958,500	—	—	—	11,955	—	—	295,886
	6/24/2010	—	—	—	—	—	—	50,000	—	—	1,289,500
	8/13/2009	—	—	—	2,989	11,955	23,910	—	—	—	295,886
	8/13/2009	—	—	—	—	—	—	—	30,084	24.75	288,205

Philip Gallagher	8/13/2009	95,000	380,000	855,000	—	—	—	9,565	—	—	236,734
	8/13/2009	—	—	—	2,391	9,565	19,130	—	—	—	236,734
	8/13/2009	—	—	—	—	—	—	—	24,068	24.75	230,571

(1)	As discussed in the CD&A under “Annual Incentive Compensation” and “Long Term Incentive Compensation,” the possible payout at threshold level is pegged at 25% of target amount, at 100% of target amount if all of the pre-established financial goals are achieved, and up to a maximum of 225% (or 200% in the case of the PSP awards under the Equity Incentive Awards) of the target amount if the achievement of the pre-established financial goals reaches or exceeds the target maximum. Achievement below the threshold in the case of non-equity awards and PSPs would yield a payout of $0 or zero units, respectively. The actual payout or grant date fair value amount for each named executive officer in fiscal 2010 is shown in columns (e) and (g) of the Summary Compensation Table.

(2)	The vesting schedules for the PSPs, RSUs and the Option grants made in fiscal 2010 are as follows:

Type of Awards Made in Fiscal 2010	Vesting Schedule

Performance Stock Units (PSPs)	will vest, if at all, at the end of fiscal 2012 (June 30, 2012)
Restricted Stock Units (RSUs) granted August 13,2009	20% each on the first business day in January of 2010 through 2014
Restricted Stock Units (RSUs) granted June 24, 2010	100% on June 24, 2013
Options	25% each on the first through fourth anniversary of grant date

For additional description of the terms and awards of PSPs, RSUs and option awards made in fiscal 2010, see the “Performance Shares,” “Incentive Shares,” and “Stock Options” in the Compensation Discussion and Analysis included above in this Proxy Statement section and note 12 of the Notes to the financial statements included in Avnet’s Form 10-K for the fiscal year ended July 3, 2010, as filed with the SEC.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the current holdings of stock option and stock awards by the named executive officers as of July 3, 2010. This table includes unexercised and unvested option grants, unvested RSUs, or PSPs with performance conditions that have not yet been satisfied. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following this table, based on the option grant date or stock award date. The market value of the stock awards is based on the closing market price of Avnet stock as of July 3, 2010, which was $23.98. The PSPs are subject to specified performance objectives over the performance period. The market values as of July 3, 2010, shown in columns (h) and (j) below, assume 100% achievement of these performance objectives. For additional information about the option grants and stock awards, see the description of equity incentive compensation in the Compensation Discussion and Analysis included elsewhere in this Proxy Statement and note 12 of the Notes to the financial statements included in Avnet’s Form 10-K for the fiscal year ended July 3, 2010, as filed with the SEC.

						Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan
									Plan	Awards:
									Awards:	Market or
	Option Awards								Number of	Payout
		Number					Number	Market	Unearned	Value of
		of	Number of				of Shares	Value of	Shares,	Unearned
		Securities	Securities				or Units	Shares or	Units or	Shares,
		Underlying	Underlying				of Stock	Units of	Other	Units or
		Unexercised	Unexercised	Option		Stock	That	Stock That	Rights That	Other Rights
	Option	Options	Options	Exercise	Option	Award	Have Not	Have Not	Have Not	That Have
	Grant	(#)	(#)	Price	Expiration	Grant	Vested	Vested	Vested	Not Vested
Name	Date	Exercisable	Unexercisable	($)	Date	Date	(RSUs)(#)	($)	(PSPs)(#)	($)
(a)		(b)	(c)	(e)	(f)		(g)	(h)	(i)	(j)

Roy Vallee	9/27/2001	325,000	—	17.50	9/26/2011		—	—	—	—
	9/20/2002	325,000	—	12.95	9/19/2012		—	—	—	—
	9/19/2003	325,000	—	18.13	9/18/2013		—	—	—	—
	9/23/2004	168,000	—	17.47	9/22/2014		—	—	—	—
	9/23/2005	86,712	—	24.78	9/22/2015		—	—	—	—
	8/10/2006	75,543	25,181	16.96	8/09/2016	8/10/2006	10,072	241,527	—	—
	8/9/2007	37,898	37,898	34.34	8/08/2017	8/09/2007	13,108	314,330	—	—
	8/7/2008	32,341	97,023	28.80	8/06/2018	8/07/2008	30,846	739,687	51,410	$1,232,812
	8/13/2009	—	129,364	24.75	8/12/2019	8/13/2009	41,128	986,249	51,410	$1,232,812
Raymond Sadowski	9/27/2001	25,000	—	17.50	9/26/2011		—	—	—	—
	9/20/2002	50,000	—	12.95	9/19/2012		—	—	—	—
	9/19/2003	50,000	—	18.13	9/18/2013		—	—	—	—
	9/23/2004	25,860	—	17.47	9/22/2014		—	—	—	—
	9/23/2005	16,516	—	24.78	9/22/2015		—	—	—	—
	8/10/2006	16,266	5,422	16.96	8/09/2016	8/10/2006	2,169	52,013	—	—
	8/09/2007	8,080	8,080	34.34	8/08/2017	8/09/2007	2,794	67,000	—	—
	8/07/2008	6,393	19,179	28.80	8/06/2018	8/07/2008	6,099	146,254	10,165	243,757
	8/13/2009	—	25,572	24.75	8/12/2019	8/13/2009	8,132	195,005	10,165	243,757
Richard Hamada	9/23/2004	12,930	—	17.47	9/22/2014		—	—	—	—
	9/23/2005	16,215	—	24.78	9/22/2015		—	—	—	—
	8/10/2006	—	9,759	16.96	8/09/2016	8/10/2006	3,904	93,618	—	—
	8/09/2007	15,466	15,466	34.34	8/08/2017	8/09/2007	5,350	128,293	—	—
	8/07/2008	11,282	33,846	28.80	8/06/2018	8/07/2008	10,761	258,049	17,935	430,081
	8/13/2009	—	45,128	24.75	8/12/2019	8/13/2009	14,348	344,065	17,935	430,081
Harley Feldberg	1/26/2001	25,000	—	26.00	1/25/2011		—	—	—	—
	9/19/2003	7,500	—	18.13	9/18/2013		—	—	—	—
	5/13/2004	50,000	—	21.92	5/12/2014		—	—	—	—
	9/23/2004	12,930	—	17.47	9/22/2014		—	—	—	—
	9/23/2005	19,520	—	24.78	9/22/2015	8/10/2006	2,602	62,396	—	—
	8/10/2006	13,012	6,506	16.96	8/09/2016	8/09/2007	3,434	82,347	—	—
	8/09/2007	9,926	9,926	34.34	8/08/2017	8/07/2008	7,173	172,009	11,955	286,681
	8/07/2008	7,521	22,563	28.80	8/06/2018	8/13/2009	9,564	229,345	11,955	286,681
	8/13/2009	—	30,084	24.75	8/13/2019	6/24/2010	50,000	1,199,000	—	—
Philip Gallagher	9/29/2000	5,000	—	28.75	9/28/2010		—	—	—	—
	5/25/2001	20,000	—	26.25	5/24/2011		—	—	—	—
	9/19/2003	5,000	—	18.13	9/18/2013		—	—	—	—
	9/23/2004	13,590	—	17.47	9/22/2014		—	—	—	—
	9/23/2005	9,608	—	24.78	9/22/2015		—	—	—	—
	8/10/2006	9,831	3,277	16.96	8/09/2016		—	—	—	—
	8/09/2007	5,078	5,078	34.34	8/08/2017	8/10/2006	1,311	31,438	—	—
	8/07/2008	3,573	10,719	28.80	8/06/2018	8/09/2007	1,756	42,109	—	—
	3/2/2009	1,875	5,625	16.15	3/1/2019	8/07/2008	3,408	81,724	5,680	136,206
	8/13/2009	—	24,068	24.75	8/12/2019	8/13/2009	7,652	183,495	9,565	229,369

Vesting schedules:

Stock Options — All stock options vest in 25% annual increments commencing one year from the Grant Date.

Stock Awards (RSUs) — All RSUs, except for the award dated June 24, 2010 to Mr. Feldberg, vest in 20% annual increments commencing in the January following the Grant Date. The award dated June 24, 2010 to Mr. Feldberg will vest 100% on June 24, 2013.

Performance Share Program Awards (PSPs) — All PSPs vest, if at all, depending on whether performance objectives are met, on the last day of the fiscal year coincident with the end of the three-year performance period.

Option Exercises and Stock Vested

The following table provides information as to each of the named executive officers, (1) stock option exercises during fiscal 2010, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of stock awards in the form of RSUs and PSPs, and the value realized, each before payment of any applicable withholding tax.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Roy Vallee	310,000	807,600	78,631	2,180,918
Raymond Sadowski	—	—	16,269	449,969
Richard Hamada	32,018	312,318	29,290	805,148
Harley Feldberg	21,506	222,305	19,638	542,197
Philip Gallagher	7,324	22,265	10,589	293,840

Included above under Stock Awards are the RSUs and the associated value realized upon vesting, based upon the stock price of $30.32 on the January 4, 2010 issuance date for: Mr. Vallee — 45,861 shares and $1,390,506; Mr. Sadowski — 9,284 shares and $281,491; Mr. Hamada — 15,915 shares and $482,543; Mr. Feldberg — 11,053 shares and $335,127; and Mr. Gallagher — 6,199 shares and $187,954. Also included are the PSPs and the associated value realized upon vesting, based upon the stock price of $24.12 on the actual issuance date of August 13, 2010 for Mr. Vallee — 32,770 shares and $790,412; Mr. Sadowski — 6,985 shares and $168,478; Mr. Hamada — 13,375 shares and $322,605; Mr. Feldberg — 8,585 shares and $207,070; and Mr. Gallagher — 4,390 shares and $105,887.

Pension Benefits

Further to the discussion of the Avnet Pension Plan in the Compensation Discussion and Analysis section of this Proxy Statement, the Pension Plan is a type of defined benefit plan commonly referred to as a cash balance plan. A participant’s benefit under the Pension Plan is based on the value of the participant’s cash balance account, which is used for record keeping purposes and does not represent any assets of the Pension Plan segregated on behalf of a participant. A participant’s cash balance account equals the actuarial present value of his or her accrued benefit under the Pension Plan. The accumulated benefit in a participant’s cash balance account is approximately equal to the actuarial present value (using certain actuarial assumptions under the Pension Plan) of a deferred annuity benefit payable at age 65 determined by aggregating 2% of a participant’s annual earnings for each year of employment during which an employee was a participant in the Pension Plan. However, for Fiscal 2010, the accrual of benefits was suspended. In general, the Pension Plan defines annual earnings as a participant’s base salary, commissions, royalties, annual cash incentive compensation and amounts deferred pursuant to plans described in Sections 125 or 401(k) (i.e., the Avnet 401(k) Plan) of the Code. Effective July 1, 2010 the maximum amount of earnings on which benefits can be accrued has increased from $100,000 to the annual maximum established by the IRS. For 2010 the limit is $245,000. The Pension Plan offers participants distributions in the form of various monthly annuity payments and, in most cases, a lump sum distribution option is also available to participants who have terminated employment with Avnet. During fiscal 2010, the Plan was amended effective July 1, 2010 to resume future accruals for compensation paid by the Company on or after July 1, 2010.

The Company also maintains an Executive Officers’ Supplemental Life Insurance and Retirement Program (“SERP”) in which each named executive officer participates. This program provides for: (1) payment of a death benefit to the designated beneficiary of each participating officer who dies while he or she is an employee of the Company in an amount equal to twice the yearly earnings (including salary and cash incentive compensation) of such officer; (2) a supplemental retirement benefit payable at age 65 (if the officer has satisfied certain age and service requirements) payable monthly for two years and in a lump sum thereafter to such officer or his or her beneficiary with the total benefit equaling the present value of ten years worth of payments in an amount not to exceed 36% of the officer’s eligible compensation, which is defined as the average of the highest two of the last five year’s cash compensation prior to termination; or (3) a supplemental early retirement benefit equal to the benefit described in (2) above, except that such amount is reduced for each month prior to age 65 that the participant elects to begin receiving the 120 monthly payments.

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under each of the Pension Plan and the SERP determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. No payments were made during fiscal 2010 under the Avnet Pension Plan or the SERP to any named executive officer.

Pension Benefits

		Number of	Present
		Years	Value of
		Credited	Accumulated
		Service	Benefit
Name	Plan Name	(#)	($)
(a)	(b)	(c)	(d)

Roy Vallee	Avnet Pension Plan	32.0	286,697
	SERP	33.4	5,529,163
Raymond Sadowski	Avnet Pension Plan	30.5	204,271
	SERP	31.9	1,637,578
Richard Hamada	Avnet Pension Plan	25.5	132,876
	SERP	26.6	2,173,310
Harley Feldberg	Avnet Pension Plan	27.0	216,787
	SERP	28.7	2,087,842
Philip Gallagher	Avnet Pension Plan	26.5	106,252
	SERP	27.6	1,148,533

Nonqualified Deferred Compensation

Avnet offers the Avnet Deferred Compensation Plan (“DCP”) for highly compensated employees defined as those earning $150,000 or more in target income, including all of the NEOs. The DCP allows these employees to set aside a portion of their income for retirement on a pre-tax basis, in addition to the amounts allowed under the Avnet 401(k) Plan. A DCP participant may defer up to 50% of his or her salary and up to 100% of his or her incentive and bonus compensation earned during the plan year (regardless of when paid). Participants may choose from a selection of mutual funds and other investment vehicles in which the deferred amount is then deemed to be invested. Earnings on the amounts deferred are determined by the returns actually obtained through the “deemed investment” options and added to the account. The deferred compensation and the amount earned are held under the Avnet Deferred Compensation Rabbi Trust, but are subject to the claims of general creditors of the Company. Also, the obligation to distribute the amounts according to the participants’ designation is a general obligation of the Company. Of the named executive officers, Messrs. Vallee, Feldberg and Gallagher were participants in the DCP and only Mr. Feldberg and Mr. Gallagher deferred a portion of their cash compensation in fiscal 2010.

A portion of the earnings in fiscal 2010 in Messrs. Vallee’s, Feldberg’s and Gallagher’s DCP accounts are deemed to be “above-market” because the return was greater than 5.2% (120% of the applicable federal long-term rate) on July 3, 2010. The amount of the “above-market” earnings (included in column (h) of the Summary Compensation Table) for Mr. Vallee’s DCP account is $55,072, for Mr. Feldberg $81,640 and for Mr. Gallagher $21,946.

	Executive				Aggregate
	Contribu-	Registrant	Aggregate	Aggregate	Balance
	tions in	Contributions in	Earnings in	Withdrawals/	at Last
	Last FY	Last FY	Last FY	Distributions	FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Roy Vallee	—	—	80,653	—	568,379
Raymond Sadowski	—	—	—	—	—
Richard Hamada	—	—	—	—	—
Harley Feldberg	125,837	—	131,122	—	1,103,448
Philip Gallagher	43,615	—	35,094	—	296,860

Potential Payouts Upon Termination

Employment Agreements and Change of Control Agreements

CEO Employment Agreement

Avnet and Roy Vallee, the Company’s Chairman and Chief Executive Officer, entered into an amended and restated employment agreement on December 19, 2008, to be effective as of June 29, 2008. This agreement replaces the prior employment agreement between the Company and Mr. Vallee dated June 29, 2002. Under the amended and restated agreement, Mr. Vallee’s annual base compensation was $1,050,000 for fiscal 2009. The Compensation Committee is to review Mr. Vallee’s total compensation arrangements including base salary, cash incentive and equity compensation, and make recommendations with respect to any adjustment thereof to the full Board of Directors (the “Board”) for approval no less frequently than on an annual basis. The initial term of the agreement is for one year, and the term is thereafter automatically renewed for additional one year terms, until the agreement is terminated in accordance with its provisions. Under this employment agreement, Mr. Vallee’s cash incentive compensation is determined in accordance with the incentive plan most recently approved at the 2007 annual shareholder meeting, or any successor plan, or otherwise as determined by all of the independent directors of the Board. Under the incentive plan, he is eligible to receive cash incentive compensation based on the Company’s performance measured against performance goals set by the Board.

If Mr. Vallee becomes disabled during the term of the amended and restated employment agreement, the Company shall pay an annual disability benefit of $300,000 until his disability ceases or his death. If Mr. Vallee retires or terminates his employment agreement by giving one-year prior notice, the Company will pay to Mr. Vallee his base salary through his termination date and he will be eligible to receive any annual incentive compensation payment or the pro-rata portion earned through such termination date. If the Company does not continue to employ Mr. Vallee in his position as Chairman and Chief Executive Officer of Avnet without cause and without prior notice, the Company shall engage Mr. Vallee as a consultant for a period of 24 months following the termination and shall compensate Mr. Vallee at an annual rate (to be paid monthly in arrears) equal to the highest aggregate base salary and incentive compensation paid to him in any one fiscal year during the three most recently completed fiscal years. In addition, during such consulting engagement, Mr. Vallee shall receive the same or substantially equivalent benefits with respect to medical and life insurance and with respect to the use of a company furnished automobile as he received while an employee.

CEO Change of Control Agreement

In connection with the amended and restated employment agreement, Mr. Vallee and the Company entered into the 2008 Amended and Restated Change of Control Agreement dated and effective as of June 29, 2008. This amended and restated change of control agreement replaces a change of control agreement entered into by Mr. Vallee and the Company in 2002 in connection with the prior employment agreement. In the event of actual or constructive termination within 24 months of a change in control, the Company must pay to Mr. Vallee all accrued base salary and pro-rata incentive payments, plus 2.99 times the sum of (i) his then current annual base salary; and (ii) the average incentive compensation for the highest two of the last five fiscal years. Further, unvested stock options shall accelerate and vest in accordance with the early vesting provisions under the applicable stock option plans, and all equity incentive awards granted, but not yet delivered, will be accelerated and delivered. For this purpose, a constructive termination includes a material diminution in Mr. Vallee’s responsibilities, a material change in the geographic location at which Mr. Vallee is primarily required to perform services for the Company, a material reduction in his compensation and benefits or his ceasing to serve on the Board of Directors of Avnet. A change of control is defined as including the acquisition of voting or dispositive power with respect to 50% or more of the outstanding shares of Common Stock, a change in the individuals serving on the Board of Directors so that those serving on the effective date of Mr. Vallee’s employment agreement (June 29, 2008) and those persons appointed by such individuals to the Board no longer constitute a majority of the Board, or the approval by shareholders of a liquidation, dissolution or sale of substantially all of the assets of the Company.

Executive Employment Agreements

Certain other employees including each of the other NEOs entered into an amended and restated employment agreement with Avnet on December 19, 2008, with each agreement effective as of June 29, 2008. These amended and restated employment agreements are similar in all material respects and replace the prior employment agreements between the Company and each of these officers. The amended and restated employment agreements are terminable by either the NEO or the Company upon one-year prior written notice to the other. The amount of compensation to be paid to the NEO is not fixed and is to be agreed upon by the NEO and the Company from time to time. In the event the NEO’s employment is terminated with one year’s notice and the NEO and the Company shall have failed to agree upon the compensation to be paid during all or any portion of the one year notice period prior to termination, the compensation during the notice period shall be determined as follows: the base salary shall remain unchanged and, to the extent all or a portion of the notice period is not covered under an agreed-upon pay plan (“disputed period”), the NEO shall not be eligible to participate in any cash incentive pay plan and shall receive a one-time cash bonus (to be paid upon the expiration of the notice period) in an amount equal to the most recently agreed-upon cash incentive target multiplied by a fraction whereby the numerator is the number of days covered in the disputed period and the denominator is 365 days.

Executive Change of Control Agreements

Each of the other NEOs also entered into an amended and restated change of control agreement with Avnet, each of which is similar in all material respects to the amended and restated change of control agreement entered into between Avnet and Mr. Vallee, which is described above in this Proxy Statement.

Potential Payouts upon Termination Table

The following table sets forth the estimated payments and value of benefits that each of the NEOs would be entitled to receive under their employment and change of control agreements, as applicable, in the event of the termination of his employment under various scenarios, assuming that the termination occurred on July 3, 2010, which is the Company’s fiscal year end, and further assuming that each of the named executive officers is eligible for retirement on that date. The amounts represent the entire value of the estimated liability, even if some or all of that value has been disclosed elsewhere in this Proxy Statement.

As used in this section:

•	“Death” refers to the death of executive;

•	“Disability” refers to the executive becoming permanently and totally disabled during the term of his employment as certified by a competent medical personnel;

•	“Company Termination Without Cause” means that the executive is fired without cause (as defined in the employment agreement);

•	“Change of Control Termination” means the occurrence of both a change of control and the termination of the executive without cause within 24 months of the change; and

•	“Retirement” for the purpose of determining benefit under the stock plans, means all of the following: (a) age 55, (b) 5 years of service, (c) age plus years of service is equal to at least 65, and (d) the executive must have signed a two-year non-compete agreement.

			Company
			Termination	Change
	Death	Disability	w/o Cause	In Control	Retirement
	$	$	$	$	$

Roy Vallee:
Severance	—	—	6,818,480	8,620,977	—
Settlement of stock options	9,215,992	9,215,992	9,392,762	9,392,762	9,392,762
Settlement of incentive stock	2,281,793	2,281,793	2,281,793	2,281,793	2,281,793
Settlement of performance shares	2,018,637	2,018,637	3,251,449	3,251,449	3,251,449
Accrued vacation pay out	75,802	75,802	75,802	75,802	75,802
Welfare benefits	—	—	50,008	50,008	—
Life insurance benefit	7,318,480	—	—	—	—
Avnet Pension	147,118	294,235	294,235	294,235	294,235
SERP	—	5,529,163	5,529,163	5,529,163	5,529,163
Excise Taxes and Gross Up	—	—	—	—	—

Raymond Sadowski
Severance	—	—	—	2,789,766	—
Settlement of stock options	1,288,536	1,288,536	1,326,599	1,326,599	1,326,599
Settlement of incentive stock	460,272	460,272	460,272	460,272	460,272
Settlement of performance shares	411,256	411,256	655,014	655,014	655,014
Accrued vacation pay out	29,417	29,417	29,417	29,417	29,417
Welfare benefits	—	—	—	42,265	—
Life insurance benefit	2,642,880	—	—	—	—
Avnet Pension	107,416	214,832	214,832	214,832	214,832
SERP	—	1,637,578	1,637,578	1,637,578	1,637,578
Excise Taxes and Gross Up	—	—	—	—	—

			Company
			Termination	Change
	Death	Disability	w/o Cause	In Control	Retirement
	$	$	$	$	$

Richard Hamada
Severance	—	—	—	4,560,152	—
Settlement of stock options	84,174	84,174	84,174	152,682	152,682
Settlement of incentive stock	824,025	824,025	—	824,025	824,025
Settlement of performance shares	750,814	750,814	—	1,180,895	1,180,895
Accrued vacation pay out	32,289	32,289	32,289	32,289	32,289
Welfare benefits	—	—	—	57,610	—
Life insurance benefit	4,191,584	—	—	—	—
Avnet Pension	73,361	146,721	146,721	146,721	146,721
SERP	—	2,173,310	2,173,310	2,173,310	2,173,310
Excise Taxes and Gross Up	—	—	—	1,654,049	—

Harley Feldberg
Severance	—	—	—	3,535,385	—
Settlement of stock options	322,393	322,393	368,065	368,065	368,065
Settlement of incentive stock	1,745,097	1,745,097	546,097	1,745,097	546,097
Settlement of performance shares	492,549	492,549	779,230	779,230	779,230
Accrued vacation pay out	38,750	38,750	38,750	38,750	38,750
Welfare benefits	—	—	—	54,763	—
Life insurance benefit	3,275,546	—	—	—	—
Avnet Pension	112,613	225,226	225,226	225,226	225,226
SERP	—	2,087,842	2,087,842	2,087,842	2,087,842
Excise Taxes and Gross Up	—	—	—	1,534,565	—

Philip Gallagher
Severance	—	—	—	2,901,327	—
Settlement of stock options	201,416	201,416	268,464	268,464	268,464
Settlement of incentive stock	338,766	338,766	—	338,766	338,766
Settlement of performance shares	272,532	272,532	—	470,847	470,847
Accrued vacation pay out	31,936	31,936	31,936	31,936	31,936
Welfare benefits	—	—	—	64,139	—
Life insurance benefit	2,798,840	—	—	—	—
Avnet Pension	184,787	369,573	369,573	369,573	369,573
SERP	—	1,148,533	1,148,533	1,148,533	1,148,533
Excise Taxes and Gross Up	—	—	—	1,084,209	—

As disclosed in the “Employment Agreement” section of this Proxy Statement, the employment agreements with the Company’s executive officers, including the NEOs, do not provide for a “severance payment” in the event of a termination by the Company without cause. Instead, each of the NEOs other than Mr. Vallee is entitled to receive a one-year advance notice (the “Notice Period”) from the Company. During the Notice Period, the executive shall continue to receive compensation and other benefits in accordance with his agreed-upon pay plan. Should the Company or the executive give the notice at the beginning of a fiscal year — before a pay plan for the new fiscal year has been agreed upon — the executive’s compensation during the Notice Period shall be equal to the sum of the most recently agreed-upon base pay plus the actual cash incentive the executive earned for the immediately preceding fiscal year. For the NEOs other than Mr. Vallee, it is assumed for the table above that such Notice Period ended on July 3, 2010, which is the last business day of the Company’s fiscal year 2010. In the case of Mr. Vallee, the Company shall engage Mr. Vallee as a consultant for a period of 24 months following the termination date and shall compensate Mr. Vallee at an annual rate (to be paid monthly in arrears) equal to the highest aggregate base salary and incentive compensation paid to him in any one fiscal year during the three most recently completed fiscal years. The amount to be paid to Mr. Vallee during this two-year consultancy period had he been terminated without cause at the end of fiscal year 2010 is shown as “severance” in the above table.

Because Messrs. Vallee, Sadowski and Feldberg are Retirement eligible, the amount of potential payouts to each of them in the event of a termination by the Company without cause is the same as that under “Retirement,” set forth in the table above, except for the consulting payment (shown as “severance” above) and the value of welfare benefits due to Mr. Vallee during his two-year consultancy if he were terminated without cause.

As has been disclosed in the “Performance Share Program” section of the CD&A in this Proxy Statement, executives participating in the performance share program, including each of the NEOs, would be entitled to receive a pro rata number of performance shares in the case of death or disability and all of the performance shares in the case of retirement or a change of control earned for a 3-year performance cycle. The value shown for the settlement of performance shares in the table above is calculated accordingly, with the assumption that the triggering event has occurred on July 3, 2010, which is the last business day of the Company’s fiscal year 2010. Furthermore, the value of the PSP awards for the 2008-2010 performance cycle is included in the table above because the actual PSP payouts were not made until August 2010 upon the filing of the 10-K, even though the PSP awards were fully vested on July 3, 2010. The value shown for the settlement of options in the table above in the case of death, disability and termination without cause assumes that all options “exercisable” at July 3, 2010 are exercised on that date except in the case of “termination without cause” for Mr. Vallee wherein the value shown reflects the aggregate value of options exercisable at the end of the two year consulting period for Mr. Vallee and at the end of the assumed Notice Period of July 3, 2010 for all of the other NEOs. In the case of change in control and retirement, all options outstanding at July 3, 2010 are assumed to be exercised on that date. The value of incentive stock reflected in the table above in all cases, other than termination without cause and for Mr. Feldberg, equals the value of all incentive stock allocated to the NEO’s but not yet delivered at July 3, 2010. In the case of termination without cause, the value of incentive stock is only applicable for those who are Retirement eligible at July 3, 2010 — Messrs. Vallee, Sadowski and Feldberg. The RSU’s granted to Mr. Feldberg on June 24, 2010 are not entitled to the qualified retirement treatment and therefore are only included in the table above under death, disability or a change in control.

Director Compensation

Directors of Avnet who are also officers or employees of Avnet (currently only Mr. Vallee) do not receive any special or additional remuneration for service on the Board of Directors or any of its committees. Upon recommendation of the Corporate Governance Committee and approval of the Board of Directors, effective January 1, 2008, non-employee Directors receive compensation for their services on the Board as set out below.

Compensation Components (annual)
% Cash to Equity	45/55
Cash Retainer			$100,000	(1)
			120,000
Equity		$	in shares	(2)
Total:			$220,000

Lead Director	add:		$10,000
Audit Committee Retainer	add:		$7,500
Committee Chair Retainers	add:		$10,000

(1)	Paid quarterly unless election is made to defer under the Avnet Deferred Compensation Plan for Outside Directors, which is described in more detail under the caption “Deferred Compensation Plan” below.

(2)	Prorated upon first election; delivered each January following re-election. Ms. Biggins as well as Messrs. Clarkson, Noonan and Robinson have elected to defer their January 2010 stock awards in the form of Phantom Stock Units in their Deferred Compensation Accounts under the Avnet Deferred Compensation Plan for Outside Directors, which is described in more detail under the caption “Deferred Compensation Plan” below.

The following table shows the total dollar value of all fees earned by and paid in cash to all non-employee directors in fiscal 2010 and the expense recorded by Avnet for financial statement reporting purposes with respect to stock awards to non-employee directors in connection with in fiscal 2010.

			Change in
			Pension
			Value and
	Fees Earned or		Nonqualified
	Paid in	Stock	Deferred
	Cash	Awards	Compensation	Total
Name	($)	($)	Earnings	($)
(a)	(b)	(c)	(f)	(h)

Eleanor Baum	117,500	120,000	27,606	265,106
J. Veronica Biggins	100,000	120,000	—	220,000
Lawrence W. Clarkson	110,000	120,000	—	230,000
Ehud Houminer	117,500	120,000	27,606	265,106
Frank R. Noonan	117,500	120,000	—	237,500
Ray M. Robinson	105,000	120,000	—	225,000
William H. Schumann III(1)	53,750	120,000	—	173,750
William P. Sullivan	100,000	120,000	—	220,000
Gary L. Tooker	112,500	120,000	—	232,500

(1)	Mr. Schumann was elected to the Board in February 2010, and as such the above retainer reflects six months of fees earned.

Deferred Compensation Plan

Under the Avnet Deferred Compensation Plan for Outside Directors (the “Plan”), a non-employee Director may elect to receive Phantom Stock Units (the “PSUs”) in lieu of some or all of the shares of Common Stock that would otherwise be awarded as the Director’s annual equity compensation. The number of shares or PSUs to be credited to the PSU portion of the Director’s account (assuming the election is made to defer the entire amount) is determined by dividing $120,000 by the average of the high and low price of the Common Stock on the New York Stock Exchange on the first business day in January of each year. In addition, a non-employee Director may elect to defer all or a portion of his or her annual cash compensation in either a cash or PSU account under the Plan. Compensation deferred as cash is credited at the beginning of each quarter with interest at a rate corresponding to the rate of interest on U.S. Treasury 10-year notes on the first day of that quarter. Compensation deferred under the Plan, or interest credited thereon, will be payable to a Director (i) upon cessation of membership on Avnet’s Board of Directors in ten annual installments or, at the Director’s election (which must be made not less than 24 months prior to the date on which the Director ceases to be a member of the Board), in annual installments not exceeding ten or in a single lump sum or (ii) upon a “change in control” of Avnet (as defined in the Plan), in a single lump sum. PSUs are payable in Common Stock with cash payment made for fractional shares. In the event of the death of a Director before receipt of all payments, all remaining payments shall be made to the Director’s designated beneficiary.

Retirement Plan Benefits and Phase-Out

In May 1996, the Board of Directors terminated the Retirement Plan for Outside Directors of Avnet, Inc. (the “Retirement Plan”) with respect to non-employee Directors elected for the first time after May 21, 1996. Therefore, while members of the Board of Directors who served on May 21, 1996 still accrue benefits under the Retirement Plan (Dr. Baum and Mr. Houminer), Board members elected for the first time thereafter are not eligible to participate in the Retirement Plan. The Retirement Plan provides retirement income for eligible Directors who are not officers, employees or affiliates (except by reason of being a Director) of Avnet (the “Outside Directors”). The Retirement Plan entitles any eligible Outside Director who has completed six years or more of active service to an annual cash retirement benefit equal to the annual retainer fee (including committee fees) during the Outside Director’s last year of active service, payable in equal monthly installments for a period of from two to ten years depending on length of service, with payments beginning on the date which is the later of such Outside Director’s 65th birthday or his or her retirement date. The surviving spouse of any deceased Outside Director is entitled to 50% of any remaining unpaid retirement benefit. At its regularly scheduled meeting on November 8, 2007, the Board of Directors, acting upon the recommendation of the Governance Committee, unanimously agreed to freeze the benefits under the Retirement Plan at $80,000 per annum for current participants in the Retirement Plan.

PROPOSAL 2

AVNET, INC. 2010 STOCK COMPENSATION PLAN

The Board of Directors is requesting that our shareholders vote in favor of approving the Avnet, Inc. 2010 Stock Compensation Plan (the “2010 Plan”).

If approved, the 2010 Plan will provide for stock-based incentive compensation. In addition, the Avnet, Inc. 2006 Stock Compensation Plan will remain in effect until the shares available for awards under that Plan are exhausted.

The Company has not repriced, replaced, or canceled any outstanding options during the last 15 years and the 2010 Plan prohibits any such actions without shareholder approval (except in the event of certain corporate transactions).

A summary of important features and tax consequences of the 2010 Plan is set forth below, but this summary is qualified in its entirety by reference to the actual text of the 2010 Plan. Capitalized terms that are not defined in this summary have the meanings given to them in the 2010 Plan. A copy of the 2010 Plan is attached to this Proxy Statement as Appendix A.

Important Features of the 2010 Stock Compensation Plan

Persons Eligible for Awards.  Persons eligible to participate in the 2010 Plan include regular full-time employees of Avnet and its Subsidiaries, Non-Employee Directors of Avnet, consultants, independent contractors, and advisers to Avnet and its Subsidiaries. There are 9 Non-Employee Directors and approximately 13,500 employees who may be considered for the grant of options or other stock based awards under the 2010 Plan.

Types of Awards under 2010 Plan.  The 2010 Plan provides for the grant of incentive stock options (“ISOs”), non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, and other stock unit awards, which are other types of awards that are payable in, valued in whole or in part by reference to, or otherwise based on Avnet common stock.

Shares Available Under the 2010 Plan.  A total of 7,000,000 shares of Avnet’s Common Stock will be available for the grant of awards under the 2010 Plan. The following limitations apply for individual awards:

•	The maximum number of shares that may be subject to stock options granted to any person in any calendar year is 500,000.

•	For each officer whose compensation is subject to the deductibility limitation imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (which is described in more detail below), the maximum number of shares that may be subject to awards granted in any calendar year is 1,000,000 shares.

•	For Non-Employee Directors, the maximum number of shares that may be subject to awards granted in any calendar year is 30,000 shares; provided, however, that in the year in which a Non-Employee Director first joins the Board of Directors or is first designated Chairman of the Board of Directors (or Lead Director), the limit is increased to 60,000 shares.

The shares awarded or issued upon exercise under the 2010 Plan may be authorized and previously unissued shares or treasury shares held by the Company. Both the aggregate number of shares covered by the 2010 Plan and the number of shares covered by individual options will be adjusted in the event of stock dividends, recapitalizations, splits or combinations of shares, and similar capital adjustments affecting the Common Stock.

Share Counting Provisions.  In general, shares subject to awards under the 2010 Plan that expire, terminate, or are canceled before issuance will again be available for issuance under the 2010 Plan. However, shares that are not issued upon the net settlement or net exercise of options or stock appreciation rights, shares that are delivered to or retained by the Company to pay the exercise price or withholding taxes related to awards, and shares repurchased on the open market with the proceeds of option exercises, will not be available for additional grants under the 2010 Plan.

Administration of the Plan.  The 2010 Plan will be administered by the Administrator, which is defined as (a) the Compensation Committee of the Board of Directors (the “Committee”) for awards to employees, consultants, and advisers, and (b) the Independent Directors for awards to Non-Employee Directors. The Administrator has the power and authority, among other things, to (i) designate participants and determine the types of awards granted to each participant; (ii) determine the number of shares reserved under any award or grant, the exercise price, terms and conditions, duration and payment provisions, any schedule for lapse of forfeiture restrictions and restrictions on exercisability, and accelerations and waivers thereof; (iii) construe and interpret the 2010 Plan; (iv) establish and amend rules and regulations for the administration of the 2010 Plan; and (v) correct any defect, remedy any omission, and reconcile any inconsistency in the 2010 Plan and any award in the manner and to the extent that it deems appropriate to carry out the intent of the 2010 Plan and such award.

Stock Options.  In general, stock option grants are subject to the following rules:

•	The exercise price per share for each ISO and non-qualified stock option under the 2010 Plan will be no less than 100% of the fair market value per share of Avnet’s common stock on the grant date. The fair market value of stock on any date will be the closing sales price (as reported for New York Stock Exchange Composite Transactions) on that date (or, if no trading is reported on that date, the closing price as of the last preceding day for which trading was reported).

•	The Administrator will establish the vesting schedule for each option and the terms and conditions for exercising the option.

•	Upon exercise, the purchase price is to be paid in full in cash or, in the discretion of the Administrator, through the delivery of other shares of the Avnet common stock with a fair market value equal to the total purchase price, by a combination of cash and shares, or by any other method acceptable to the Committee, including broker-assisted cashless exercises, share withholding or other net exercises, and sales on the open market.

•	No option granted under the 2010 Plan will be exercisable after the day before the tenth anniversary of the grant date.

Stock Appreciation Rights (“SARs”).  In general, SARs are subject to the following rules:

•	SARs may be granted in tandem with an option or alone (“freestanding”).

•	The exercise price per share for each tandem SAR will be no less than the exercise price for the related option, and the exercise price per share for each freestanding SAR will be no less than 100% of the fair market value per share of Avnet’s common stock on the grant date; fair market value will be determined in the same manner as with respect to stock options (as described above).

•	The Administrator will establish the vesting schedule for each SAR and the terms and conditions for exercising the SAR.

•	Upon exercise, the holder will receive payment in stock or cash (or a combination) in an amount equal to the excess of the fair market value of the shares with respect to which the SAR is exercised over the exercise price. No fractional shares will be issued; any amount that would have been payable in fractional shares will be paid in cash.

•	Tandem SARS will be exercisable only to the extent that the related options are exercisable, and no SAR granted under the 2010 plan will be exercisable after the day before the tenth anniversary of the grant date.

Restricted Stock.  In general, grants of restricted stock are subject to the following rules:

•	The Administrator will establish the terms, conditions, and restrictions of any grant of restricted stock.

•	Restricted stock that is subject only to time-based vesting generally may not become vested at a rate faster than pro-rata annually over three years from the grant date, and restricted stock grants that are subject to performance-based vesting generally may not become vested before the first anniversary of the grant date. However, the Administrator is authorized to grant up to 5% of the shares authorized under the 2010 Plan in restricted stock, restricted stock units, and other stock unit awards that are not subject to the minimum vesting conditions. In addition, as described below, the Administrator may accelerate vesting under certain circumstances.

•	Restricted stock holders have full voting rights and are entitled to receive any dividends paid on Avnet Common Stock. All dividends will be reinvested automatically in additional shares of restricted stock that are subject to the same terms and conditions as the initial award, but no fractional shares will be issued; if a dividend would result in a fractional share of Common Stock, the fractional amount will be paid in cash.

Restricted Stock Units.  In general, restricted stock units are subject to the following rules:

•	The Administrator will establish the vesting schedule and the terms and conditions for each restricted stock unit award.

•	Restricted stock units will be paid upon vesting in shares of Avnet common stock or cash.

•	Restricted stock units will be subject to the same minimum vesting period as applies for restricted stock, as described above. In addition, the Administrator has discretion to accelerate vesting under the same circumstances as is authorized with respect to restricted stock.

•	Holders of restricted stock units have no voting or other shareholder rights with respect to the underlying shares, but the Administrator is authorized to grant dividend equivalents with respect to restricted stock unit awards.

Other Stock Unit Awards.  In addition to the other types of awards described above, the Administrator may grant other stock unit awards under the 2010 Plan. In general, other stock unit awards are subject to the following rules:

•	The Administrator will establish the vesting schedule and the terms and conditions for each other stock unit award, including whether the award is payable in shares of Avnet common stock, other Avnet securities, cash, or a combination.

•	Other stock unit awards will be subject to the same minimum vesting period as applies for restricted stock and restricted stock units, as described above. In addition, the Administrator has discretion to accelerate vesting under the same circumstances as is authorized with respect to restricted stock and restricted stock units.

•	Holders of other stock unit awards have no voting or other shareholder rights with respect to the underlying shares, but the Administrator is authorized to grant dividend equivalents with respect to other stock unit awards.

Performance-Based Awards.  Section 162(m) of the Code limits Avnet’s federal income tax deduction for compensation paid to the Chief Executive Officer and the three highest-paid officers of the Company other than the Chief Financial Officer (the “covered officers”). The limit is $1,000,000 per covered officer per year, with certain exceptions. This deductibility cap does not apply to “performance-based compensation,” if approved in advance by the Company’s shareholders and certain other conditions are satisfied. The 2010 Plan provides that all or part of an award of restricted stock, restricted stock units, or other stock unit award that is subject to performance-based vesting may be designed to qualify as deductible “performance-based compensation.” In addition, stock options and SARs granted under the 2010 Plan generally will qualify for the “performance-based compensation” exception.

The performance objectives for the portion of any award that is intended to qualify as deductible performance-based compensation will be based on one or more of the following performance criteria: economic profit; total shareholder return; revenues; sales; operating income; pretax income; net income;

earnings per share; return on working capital; return on total capital; return on equity; cash flow; operating margin; and net worth. Performance objectives may be based on individual performance or performance of Avnet as a whole, of a subsidiary, or of a division or other area of Avnet, and may be measured annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, in each case as specified by the Committee

The Committee may adjust performance results to take into account extraordinary, unusual, non-recurring, or non-comparable items. No award of restricted stock, restricted stock units or other stock unit awards granted under the 2010 Plan that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code will be paid unless and until the Committee certifies in writing that the applicable performance objectives have been satisfied.

No Repricing Allowed.  Except in connection with certain corporate transactions, the Company may not reprice, replace, or regrant an option or stock appreciation right through cancellation, or by lowering the exercise price of the option or stock appreciation right, without shareholder approval.

Acceleration upon Certain Events.  The Administrator, in its sole discretion, may accelerate the vesting of any award and/or release restrictions in the event of a change in control of Avnet, the participant’s death, retirement, layoff, termination in connection with a change in control or other termination if the Administrator determines it is appropriate and in the best interests of Avnet.

No Transfer of Awards.  In general, no right or interest of a participant in any award made under the 2010 Plan may be sold, assigned or otherwise transferred other than by will, beneficiary designation, or the laws of descent and distribution. However, the Committee may allow the transfer of an option (other than an ISO) to specified family members of the participant, as well as to certain trusts and other entities controlled by the participant or the participant’s family.

Deferral of Awards.  The Administrator is authorized to allow participants to elect to defer receipt of any payment of cash or delivery of shares of that would otherwise be due upon the exercise, earn-out, or settlement of any award made under the 2010 Plan, other than stock options or stock appreciation rights. Before allowing any deferral, the Administrator will establish rules and procedures for deferrals of payments under awards. The terms and conditions of any deferral will be set forth in any award agreement that is intended to provide for a deferral.

Termination of 2010 Plan.  The 2010 Stock Compensation Plan was adopted by the Board of Directors at its August 2010 meeting, and will become effective only if approved by shareholders at the Annual Meeting. If approved at the Annual Meeting, the 2010 Plan will terminate on November 4, 2020, but may be terminated earlier by the Board of Directors. All awards granted before the 2010 Plan terminates will continue in effect in accordance with the terms of the applicable award agreements and the 2010 Plan.

Amendment of Plan.  The Board of Directors may amend the 2010 Plan at any time, except that shareholder approval is required for any amendment that (a) affects the composition and functioning of the Committee; (b) increases the aggregate number of shares available for awards under the 2010 Plan; (c) increases the aggregate number of shares with respect to which options or other awards may be granted to any participant during any calendar year; (d) decreases the minimum exercise price per share for options; or (e) extends the ten-year maximum period during which an award is exercisable or the termination date of the 2010 Plan.

New Plan Benefits.  Because benefits under the 2010 Plan will depend on the Committee’s and/or Independent Directors’ actions and the fair market value of the Common Stock at various future dates, it is not possible to determine the benefits that will be received by Directors, executive officers, and other employees if the 2010 Plan is approved by shareholders.

Federal Income Tax Consequences of the 2010 Plan

The following general summary describes the typical U.S. federal income tax consequences of awards granted under the 2010 Plan based upon the federal tax laws in effect as of September 1, 2010, which are subject to change (possibly with retroactive effect). This is not intended to be a complete analysis and discussion of the federal income tax treatment of awards, and does not discuss estate and gift taxes, or the tax laws of any municipality, state, or foreign country. Avnet (or a designated payer) will generally withhold required taxes in connection with the exercise or payment of an award, and may require the participant to pay such taxes as a condition to exercise of an award.

Stock Options.  ISOs and non-qualified stock options (“NQSOs”) are treated differently for federal income tax purposes. ISOs must satisfy the requirements of Section 422 of the Code. NQSOs need not satisfy such requirements.

Incentive Stock Options.  The recipient of an ISO will not realize any taxable income on the grant or the exercise of the ISO, except as described in the next sentence. However, the difference between the exercise price and the fair market value of the shares on the exercise date will be a preference item for purposes of the alternative minimum tax, and thus a participant could be subject to the alternative minimum tax as a result of exercising an ISO.

If a participant holds the shares acquired upon exercise of an ISO for at least two years after the grant date and at least one year after exercise, the participant’s gain, if any, upon a subsequent disposition of such shares will be long-term capital gain. (Conversely, a loss will be a long-term capital loss.) The measure of the gain (or loss) is the difference between the proceeds received on disposition and the participant’s basis in the shares; in general, the participant’s basis is equal to the exercise price.

If a participant disposes of shares acquired by exercising an ISO before satisfying the one and two-year holding periods described above, then —

•	If the proceeds received exceed the exercise price of the ISO, the participant will (a) realize ordinary income equal to the excess, if any, of the lesser of the proceeds received or the fair market value of the shares on the date of exercise over the exercise price of the ISO and (b) realize capital gain equal to the excess, if any, of the proceeds received over the fair market value of the shares on the date of exercise; or

•	If the proceeds received are less than the exercise price of the ISO, the participant will realize a capital loss equal to the excess of the exercise price of the ISO over the proceeds received.

Capital gains (or losses) realized upon a disqualifying disposition will be treated as long-term capital gains (or losses) if the participant held the shares for more than one year after the exercise of the ISO, or otherwise as short-term capital gains (or losses).

Avnet is not entitled to an income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirements described above. However, if the participant does not satisfy the holding period, Avnet will be entitled to a deduction in the year the participant disposes of the shares. The amount of the deduction will be equal to the ordinary income realized by the participant.

Non-Qualified Stock Options.  The recipient of a NQSO will not realize any taxable income on the grant of the option. Upon exercise of the NQSO, the participant will realize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price. Avnet will generally be entitled to a deduction in the same amount as the ordinary income realized by the participant.

Upon the sale of shares acquired from exercising an option, the participant will realize a capital gain (or loss) equal to the difference between the proceeds received and the fair market value of the shares on the date of exercise. The capital gain (or loss) will be a long-term capital gain (or loss) if the participant held the shares for more than one year after the exercise of the NQSO, or otherwise a short-term capital gain (or loss).

Special rules will apply if the exercise or purchase price or applicable withholding tax obligations are paid by delivering shares or by reducing the number of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in income with respect to such shares or a carryover basis in the shares acquired, and may constitute a disposition for purposes of applying the ISO holding periods discussed above.

Stock Appreciation Rights.  The recipient of a SAR will not realize any taxable income on the grant of the SAR. Upon the exercise of the SAR, the participant will realize ordinary income in an amount equal to the fair market value of the shares and/or cash received on the date of exercise. Avnet will generally be entitled to a corresponding tax deduction.

Upon the sale of shares acquired from exercising a SAR, the participant will realize a capital gain (or loss) equal to the difference between the proceeds received and the fair market value of the shares on the date of exercise. The capital gain (or loss) will be a long-term capital gain (or loss) if the participant held the shares for more than one year after the exercise of the SAR, or otherwise a short-term capital gain (or loss).

Restricted Stock.  The federal income tax consequences of a grant of restricted stock depend on whether a participant elects to be taxed at the time of the grant (an “83(b) election,” named for Section 83(b) of the Code). If the participant does not make an 83(b) election, the participant will not realize taxable income at the time of grant. When the restrictions on the shares lapse, the participant will realize ordinary income in an amount equal to the fair market value of the restricted stock at that time. If the participant makes an 83(b) election, the participant will realize ordinary income at the time of grant in an amount equal to the fair market value of the shares at that time, determined without regard to any of the restrictions. If shares are forfeited before the restrictions lapse, the participant will not be entitled to a corresponding deduction.

The participant’s tax basis in restricted stock will be the income realized with respect to the shares. Upon a subsequent disposition of any shares, the participant will realize a capital gain or loss. The capital gain (or loss) will be a long-term capital gain (or loss) if the participant held the shares for more than one year after realizing income attributable to the shares, or otherwise a short-term capital gain (or loss).

Avnet will be entitled to a tax deduction in the taxable year in which the participant realizes income. The amount of the deduction will be the same as the amount of income realized by the participant.

Restricted Stock Units/Other Stock Unit Awards.  Recipients of restricted stock units and other stock unit awards will not realize any taxable income at the time of grant. Income will be realized when the awards vest and are paid in cash or shares of stock. At that time, the participant will realize ordinary income equal to the then fair market value of the shares or cash paid to the participant. The value of shares included in income will be the participant’s tax basis in the shares.

The participant’s tax basis in any stock issued to settle a restricted stock unit or other stock unit award will be the amount realized as income attributable to the shares. Upon a subsequent disposition of any shares, the participant will realize capital gain or loss. The capital gain (or loss) will be a long-term capital gain (or loss) if the participant held the shares for more than one year after realizing income attributable to the shares, or otherwise a short-term capital gain (or loss).

Avnet will be entitled to a tax deduction in the taxable year in which the participant realizes income. The amount of the deduction will be the same as the amount of income realized by the participant.

Other Tax Issues.  In general, the amount includible in income upon the exercise of NQSOs and SARs (but not income realized upon the exercise of an ISO), and upon the vesting of restricted stock and the settlement of restricted stock units and other stock unit awards, will be treated as wages for purposes of employment taxes, including Social Security (up to the Social Security wage base) and Medicare taxes.

As noted above, Section 162(m) of the Code limits Avnet’s federal income tax deduction for compensation paid to covered officers. Avnet may be denied a compensation deduction for any award granted to a covered officer if the Award does not qualify as “performance-based compensation” and the covered officer’s compensation exceeds $1,000,000 in a given year.

In addition, as noted above, the Committee or the Board of Directors, in its sole discretion, may accelerate the payment or vesting (including the release of restrictions) on any awards in the event of a change in control of Avnet. If this occurs, payments and transfers of shares to “disqualified individuals” under Section 280G of the Code (generally officers, the 250 highest paid employees of Avnet and subsidiaries in which Avnet’s ownership interest is 80% or more, and shareholders who own 1% or more of Avnet) that are deemed to be contingent on the change in control may be subject to special tax consequences that apply to “parachute payments.”

In order to determine whether these special tax consequences are triggered, the sum of the payments and transfers under the 2010 Plan and all other compensation that is deemed to be contingent on the change in control (the “potential parachute payments”) must be compared to the disqualified individual’s “base amount.” In general, the base amount is the individual’s average annual taxable compensation from the Company during the five years (or the number of years the individual worked for the Company, if fewer) immediately before the change in control. If the amount of the potential parachute payments equals or exceeds 3 times the base amount, the excess of the potential parachute payments over the base amount will be considered “excess parachute payments.”

If any amounts are determined to be excess parachute payments, the disqualified individual will have to pay an excise tax equal to 20% of the excess of the potential parachute payments over the individual’s base amount. In addition, Avnet would not be allowed to deduct the amount that is subject to the excise tax.

Vote Required for Approval

The holders of a majority of the shares entitled to vote must be present (either in person or by proxy) at the Annual Meeting to constitute a quorum for the transaction of business. The affirmative vote of a majority of the votes duly cast at the Annual Meeting on this proposal is required for the adoption of the Avnet, Inc. 2010 Stock Compensation Plan, provided that the total vote cast represents over 50% in interest of all securities entitled to vote. Only votes cast “for” or “against” the proposal will be counted in determining whether the proposal has been adopted. Brokers who hold shares of Common Stock as nominees will not have discretionary authority to vote such shares. Thus, a shareholder who does not vote at the Annual Meeting (either due to abstention or a broker non-vote) will not affect the outcome of the vote but will reduce the number of affirmative votes required to achieve a majority for this matter by reducing the total number of shares from which the majority is calculated.

The Board of Directors recommends a vote FOR approval of the Avnet, Inc. 2010 Stock Compensation Plan

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF KPMG AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

One of the purposes of the Annual Meeting is to consider and take action with respect to ratification of the appointment by the Audit Committee of KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements of Avnet for the fiscal year ending July 2, 2011. Avnet first retained KPMG LLP in April 2002 and the firm has audited the Company’s consolidated financial statements for the last eight fiscal years.

The affirmative vote of the majority of the votes cast at the Annual Meeting by the holders of shares of Common Stock is required to ratify the appointment of KPMG LLP as Avnet’s independent registered public accounting firm. Abstentions are not counted in determining the votes cast in connection with the ratification of the appointment of KPMG LLP, but do have the effect of reducing the number of affirmative votes required to achieve a majority for this proposal by reducing the total number of shares from which the majority is calculated. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the Annual Meeting, provided that this Proxy Statement has been transmitted to the beneficial owners at least fifteen days before the Annual Meeting.

Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make such statements as they may desire. Such representatives are expected to be available to respond to appropriate questions from shareholders.

For a summary of the fees that were paid to KPMG LLP in fiscal years 2009 and 2010, please refer to the section of this Proxy Statement entitled “Principal Accounting Firm Fees.”

The Board of Directors recommends a vote FOR ratification of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2011.

GENERAL

Avnet’s Annual Report to Shareholders for the fiscal year ended July 3, 2010, including the Company’s audited financial statements, is being delivered with this Proxy Statement. Avnet will provide a copy of its Annual Report on Form 10-K for the fiscal year ended July 3, 2010 to each shareholder without charge (other than a reasonable charge for any exhibit requested) upon written request to Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, Arizona 85034.

The cost of soliciting proxies relating to the Annual Meeting will be borne by Avnet. Directors, officers and employees of Avnet may solicit proxies by telephone or personal interview without being specially compensated. Avnet will, upon request, reimburse brokers, dealers, banks and other nominee shareholders for their reasonable expenses for mailing copies of this Proxy Statement, the form of proxy and the Notice of the Annual Meeting, to the beneficial owners of such shares.

2011 ANNUAL MEETING

Under rules of the Securities and Exchange Commission, and pursuant to the Company’s By-laws, shareholders may submit proposals that they believe should be voted on at the annual meeting or may recommend persons for nomination to the Board of Directors. There are several alternatives a shareholder may use and a summary of those alternatives follows.

Under Rule 14a-8 of the Securities Exchange Act of 1934, some shareholder proposals may be eligible to be included in Avnet’s 2011 proxy statement. Shareholder proposals must be submitted, along with proof of ownership of Avnet stock in accordance with Rule 14a-8(b)(2), to the Company’s principal executive office at: Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, Arizona 85034. All shareholder proposals submitted pursuant to Rule 14a-8 must be received by May 27, 2011.

For information regarding how to nominate a director for consideration by the Corporate Governance Committee for the Avnet Board of Directors, please see “Corporate Governance — Director Nominations” in this Proxy Statement.

Alternatively, under the Company’s By-laws, any shareholder wishing to appear at the 2011 Annual Shareholders Meeting and submit a proposal or nominate a person as a director candidate must submit the proposal or nomination to the Company’s Secretary not earlier than April 27, 2011 and not later than May 27, 2011. Any such shareholder proposal or director nomination will not appear in the Company’s proxy statement. For both shareholder proposals and director nominations, the proposing shareholder must deliver to the Secretary of the Company at its principal executive office a notice that includes the shareholder’s name, address, and the number of shares of Avnet Common Stock the shareholder owns of record and beneficially. If the shareholder holds shares through a nominee or “street name” holder of record, the shareholder must deliver evidence establishing the shareholder’s indirect ownership of and entitlement to vote the shares. If a shareholder proposes to nominate any person for election as director, the shareholder must also deliver to Avnet a statement in writing setting forth the name of the nominated person, the number of shares of Avnet Common Stock owned of record and beneficially by the nominated person, the information regarding the nominated person as required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission, and the nominated person’s signed consent to serve as director of the Company if elected. If the shareholder proposes another matter to be brought before the annual meeting (other than the nomination of a director), the shareholder must also deliver to Avnet the text of the proposal, a brief written statement as to the reasons why the shareholder favors the proposal, and a statement identifying any material interest the shareholder has in the matter proposed (other than as a shareholder). The Company will not entertain any proposals or nominations at the annual meeting that do not meet these requirements. If the Company does not receive notice by May 27, 2011, or if it meets other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to the 2011 Annual Meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

Under the SEC’s “proxy access” rules, including SEC Rule 14a-11, eligible shareholders or groups of shareholders may propose the nomination of one or more eligible directors. In accordance with the proxy access rules, a limited number of eligible shareholder nominees (up to a maximum of 25 percent of the total number of directors comprising the Board of Directors) may be included in the Company’s proxy statement as shareholder director nominees. The nominating shareholder or group of shareholders must file its Schedule 14N with the SEC announcing its submission of a director nominee or nominees no earlier than April 27, 2011 and no later than May 27, 2011, and must provide notice to the Company (including a copy of the Schedule 14N) within the same period.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS

Pursuant to the rules of the SEC, Avnet and services that Avnet employs to deliver communications to the shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of our Annual Report to shareholders and our proxy statement. Upon written or oral request, Avnet will deliver a separate copy of the Annual Report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Shareholders receiving multiple copies of such documents may likewise request that Avnet deliver single copies of such documents in the future. Shareholders may notify Avnet of their requests by calling or writing, Avnet, Inc., Attn: Investor Relations, 2211 South 47th Street, Phoenix, Arizona 85034 or 1-888-822-8638 Ext. 7394 and ask for Investor Relations.

PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW
OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET.

AVNET APPRECIATES YOUR PROMPT RESPONSE!

Appendix A

AVNET, INC.
2010 STOCK COMPENSATION PLAN
ARTICLE 1
PURPOSE OF THE PLAN

The Avnet, Inc. 2010 Stock Compensation Plan is intended to advance the interests of the Company by helping Avnet and its Subsidiaries to attract, retain, and appropriately motivate high caliber persons to serve as Eligible Employees and Non-Employee Directors, and by providing incentives to Eligible Employees and Non-Employee Directors that are consistent with the shareholders’ interest in maximizing the value of Avnet’s Common Stock.

ARTICLE 2
DEFINITIONS

Unless the context indicates otherwise, the following terms, when used in capitalized form, shall have the meanings set forth below:

2.1. “Administrator” means—

(a) with respect to each Award granted to an Eligible Employee, the Committee; and

(b) with respect to each Award granted to a Non-Employee Director, the Independent Directors.

2.2.  “Avnet” means Avnet, Inc.

2.3.  “Agreement” means the agreement evidencing an Award granted hereunder, including any addendum to an Option Agreement relating to Stock Appreciation Rights. Each Agreement shall be in such form as prescribed or approved by the Administrator.

2.4.  “Award” means a grant under the Plan of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Stock Unit Award, as evidenced by an Agreement.

2.5.  “Board of Directors” and “Director” shall mean, respectively, the Board of Directors of Avnet and any member thereof.

2.6.  “Change in Control” means the happening of any of the following:

(a) the acquisition, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of Stock or (B) the combined voting power of the then outstanding voting securities of Avnet entitled to vote generally in the election of Directors; provided, however, that none of the following acquisitions shall constitute a Change in Control under this subsection (a): (i) an acquisition directly from Avnet (excluding an acquisition by virtue of the exercise of a conversion privilege), (iii) an acquisition by Avnet, or (iv) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by Avnet or any entity controlled by Avnet; or

(b) individuals who, as of the date of the 2010 annual meeting of Avnet’s stockholders (the “Determination Date”), constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that an individual who becomes a Director after the Determination Date shall be treated as a member of the Incumbent Board if (i) his election, or nomination for election by Avnet’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board, and (ii) his initial assumption of office does not occur as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) A complete liquidation or dissolution of Avnet or the sale or other disposition of all or substantially all of the assets of Avnet.

2.7.  “Code” means the Internal Revenue Code of 1986, as amended.

2.8.  “Committee” means the Compensation Committee of the Board of Directors, which shall consist of three or more Non-Employee Directors appointed by the Board of Directors; provided, however, that no individual who is not both a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code shall serve as a member of the Committee unless there are fewer than two Non-Employee Directors who satisfy such conditions.

2.9.  “Company” means Avnet and all its Subsidiaries.

2.10.  “Covered Participant” means a Participant who is a “covered employee” under Code Section 162(m).

2.11.  “Eligible Employee” means a regular full-time employee of Avnet or of any of its Subsidiaries (including any Director who is also a regular full-time employee of Avnet or a Subsidiary). The term “Eligible Employee” shall also include an individual retained by Avnet or any of its Subsidiaries to render services as a consultant or advisor other than services in connection with the offer or sale of securities in a capital-raising transaction or services that directly or indirectly promote or maintain a market for Avnet’s securities.

2.12.  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13.  “Executive Officer” means an employee designated by Avnet as an executive officer under Rule 16b-3.

2.14.  “Fair Market Value” means, with respect to any date, the closing price (as reported for New York Stock Exchange Composite Transactions) at which shares of Stock have been sold on such date (or, if such date is a date for which no trading is so reported, on the next preceding date for which trading is so reported.

2.15.  “Grant Date” means, with respect to granting an Award or modification of an outstanding Award, the date on which the material terms of the Award (including the number of shares covered by the Award, the conditions for vesting, lapse of the Period of Restriction, and exercise, and the purchase price, if any) are established and the Administrator’s action constituting the making or modification of such Award is completed, without regard to (a) the date on which the applicable Agreement is executed or (b) whether such Award or modification is subject to future shareholder approval or other conditions. The Grant Date for any Award shall not occur before the recipient of the Award becomes an Eligible Employee or Non-Employee Director, as applicable.

2.16.  “Incentive Stock Option” or “ISO” means an Option intended to qualify as an “incentive stock option” under Section 422 of the Code.

2.17.  “Independent Directors” means members of the Board of Directors acting as a group, each of whom satisfies Avnet’s “Director Independence Standards,” which are consistent with the director independence requirements established from time to time by the New York Stock Exchange.

2.18.  “Non-Employee Director” means a Director who is not an Eligible Employee.

2.19.  “Option” means an Award granted pursuant to Article 5 that gives the recipient the right to purchase a specified number of shares at a specified price during a specified term, subject to the terms and conditions of the applicable Agreement.

2.20.  “Optionee” means a person who, at the time in question, holds an Option that then remains unexercised in whole or in part, has not been surrendered, and has not expired or terminated. The term “Optionee” also includes any Successor Optionee.

2.21.  “Other Stock Unit Award” means an Award granted pursuant to Article 9.

2.22.  “Participant” means an Eligible Employee or Non-Employee Director who has been granted an Award hereunder.

2.23.  “Period of Restriction” means the period during which the transfer of shares of Restricted Stock is restricted, pursuant to Article 7.

2.24.  “Person” means “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, but excluding Avnet, any Subsidiary, and any employee benefit plan sponsored or maintained by Avnet or any Subsidiary (including any trustee of such plan acting as trustee).

2.25.  “Performance Criteria” means any of the following criteria as related to Avnet, any Subsidiary, or any division or other area of Avnet or a Subsidiary: economic profit, total stockholder return, revenues, sales, net income, earnings per share, return on equity, cash flow, operating margin, or net worth. In addition, for any Participant who is not a Covered Participant, Performance Criteria may include any other criteria selected by the Committee.

2.26.  “Performance Objectives” means, for any Award that is contingent in whole or in part on achievement of performance objectives, the objectives or other performance levels with respect to specified Performance Criteria that are measured over a calendar year or other specified period for the purpose of determining the amount of such Award and/or whether such Award is granted or vested.

2.27.  “Plan” means the Avnet, Inc. 2010 Stock Compensation Plan, as set forth herein and as amended from time to time.

2.28.  “Restricted Stock” means an Award of Stock granted pursuant to Article 7.

2.29.  “Restricted Stock Unit” means an Award granted pursuant to Article 8 that gives the recipient a contractual right to receive cash or shares of Stock upon the attainment of specified vesting conditions.

2.30.  “Rule 16b-3” means SEC Rule 16b-3 promulgated under the Exchange Act.

2.31.  “Securities Act” means the Securities Act of 1933, as amended.

2.32.  “Stock” means, subject to the adjustment provisions set forth in Article 11, Avnet’s $1.00 par value common stock.

2.33.  “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 6 that gives the recipient the right to receive, upon exercise of the Award, an amount equal to the excess of the Fair Market Value of the shares of Stock with respect to which the SAR is being exercised (determined as of the exercise date) over the exercise price set forth in the Agreement. The amount payable upon exercise of a SAR may be paid in cash, shares of Stock, or a combination of cash and shares of Stock with an aggregate Fair Market Value (determined as of the exercise date) equal to the amount described in the immediately preceding sentence.

2.34.  “Subsidiary” means a corporation in which Avnet directly or indirectly owns more than 50% of the total combined voting power of all classes of capital stock. The term Subsidiary includes any corporation in which a Subsidiary described in the immediately preceding sentence owns more than 50% of the total combined voting power of all classes of capital stock.

2.35.  “Successor Optionee” means any person who, under the provisions of Article 5, has acquired from an Optionee the right to exercise an Option, for so long as such Option remains unexercised in whole or in part, and has not been surrendered, exercised, or terminated.

ARTICLE 3
SHARES RESERVED FOR THE PLAN

3.1.  General Limitations.  Subject to the adjustment provisions set forth in Article 11, the maximum number of shares of Stock that may be delivered pursuant to the exercise of Awards granted under the

Plan shall be 7,000,000. At no time shall there be outstanding Awards under the Plan covering more than such maximum number of shares less the aggregate of the shares of Stock previously delivered pursuant to the exercise of Options (including the shares of Stock previously covered by Options surrendered in connection with the exercise of SARs), the shares of Stock with respect to which stock-settled SARs have been exercised (without regard to the number of shares of Stock issued upon settlement of such SARs), and the shares of Stock previously delivered pursuant to the vesting of Restricted Stock, Restricted Stock Units and Other Stock Unit Awards. The shares of Stock authorized hereunder shall be in addition to the shares of Stock authorized for grant under the 2006 Avnet, Inc. Stock Compensation Plan (the “2006 Plan”), which shall continue to be available for grant under the 2006 Plan. Shares of Stock subject to Awards may consist of authorized but unissued shares of Stock and/or shares of Stock held in Avnet’s treasury.

3.2.  Individual Limitations.  No Covered Participant may be granted Awards for more than 1,000,000 shares of Stock in any calendar year, and no individual may be granted Options for more than 500,000 shares of Stock in any calendar year. In addition, no Non-Employee Director may be granted Awards for more than 30,000 shares of Stock in any calendar year; provided, however, that up to 60,000 shares of Stock may be subject to Awards granted to a Non-Employee Director during the calendar year in which he first joins the Board of Directors or is first designated as Chairman of the Board of Directors or Lead Director.

3.3.  Termination and Expiration of Awards.  If an Award is surrendered, terminates, or expires, whether in whole or in part, the number of shares of Stock covered by such Award immediately before such surrender, termination, or expiration shall thereupon be added back to the number of shares of Stock otherwise available for further grants of Awards hereunder; provided, however, that the following transactions involving shares of Stock shall not result in shares of Stock becoming available for subsequent Awards: (a) Stock tendered or withheld in payment of the exercise price of an Option; (b) Stock tendered or withheld for taxes; (c) Stock that was subject to a stock-settled SAR or an Option that was related to a SAR and was not issued upon the net settlement or net exercise of such SAR; and (d) Stock repurchased on the open market with the proceeds of an Option exercise.

ARTICLE 4
ADMINISTRATION OF THE PLAN

4.1.  Plan Administration.  This Plan shall be administered by the Administrator. The Administrator shall have full and exclusive power to: (a) construe and interpret the Plan; (b) establish and amend rules and regulations for the administration of the Plan; and (c) correct any defect, remedy any omission, and reconcile any ambiguity or inconsistency in the Plan or any Award in the manner and to the extent it deems necessary or desirable to carry out the intent of the Plan and such Award. Subject to Section 4.6, the Administrator may delegate its authority hereunder to one or more Company officers to the extent permitted by and not inconsistent with any requirements of applicable law.

4.2.  Committee’s Authority to Grant Awards.  In addition to the powers enumerated in Section 4.1 (and without limiting the generality thereof), the Committee shall have plenary authority and discretion to determine the time or times at which Awards shall be granted to Eligible Employees, the Eligible Employees to whom Awards shall be granted, the number of shares of Stock to be covered by each such Award, and (to the extent not inconsistent with the provisions of this Plan) the terms and conditions upon which each such Award may be exercised. Subject to the requirements of the Plan, the terms and conditions prescribed or approved for any Agreement with an Eligible Employee shall be entirely within the discretion of the Committee; and nothing in this Plan shall be deemed to give any Eligible Employee any right to receive Awards.

4.3.  Independent Directors’ Authority to Grant Awards.  In addition to the powers enumerated in Section 4.1 (and without limiting the generality thereof), the Independent Directors shall have plenary authority and discretion to determine the time or times at which Awards shall be granted to Non-Employee Directors, the Non-Employee Directors to whom Awards shall be granted, the number of shares of Stock to be covered by each such Award, and (to the extent not inconsistent with the provisions of this Plan) the terms and conditions upon which each such Award may be exercised; provided that (a) the members of the Committee shall abstain from participating in any action taken by the Independent Directors with respect to Awards granted or to be granted to any such members, and (b) no Award shall be granted to a Non-Employee Director unless such grant is approved by a majority of the Non-Employee Directors. Subject to the requirements of the Plan, the terms and conditions prescribed or approved for any Agreement with a Non-Employee Director shall be entirely within the discretion of the Independent Directors; and nothing in this Plan shall be deemed to give any Non-Employee Director any right to receive Awards.

4.4.  Actions of the Committee.  A majority of the members of the Committee (but not less than two) shall constitute a quorum, and all acts, decisions or determinations of the Committee shall be by majority vote of such of its members as shall be present at a meeting duly held at which a quorum is so present. Any act, decision, or determination of the Committee reduced to writing and signed by a majority of its members (but not less than two) shall be fully effective as if it had been made, taken or done by vote of such majority at a meeting duly called and held.

4.5.  Reporting.  The Committee shall deliver a report to the Board of Directors with reasonable promptness following the taking of any action(s) in the administration of this Plan, which report shall set forth in full the action(s) so taken. The Committee shall also file such other reports and make such other information available as may from time to time be prescribed by the Board of Directors.

4.6.  CEO Input on Award Determinations.  The Committee may request recommendations for individual Awards from the Chief Executive Officer of Avnet and, to the extent permitted by applicable law, may delegate to the Chief Executive Officer of Avnet the authority to make Awards to Participants who are not Executive Officers or Covered Participants, subject to a maximum aggregate Award amount for such a group and a maximum individual Award amount for any one Participant, as determined by the Committee. However, only the Committee is authorized to grant Awards to Executive Officers and Covered Participants, and the Committee may not delegate such authority.

4.7.  Decisions of the Administrator.  All determinations and decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive, and binding upon all Persons and the Company, except to the extent that the terms of any sale or award of shares of Stock or any grant of rights or Options under the Plan are required by law or by the Articles of Incorporation or Bylaws of Avnet to be approved by the Board of Directors or shareholders.

4.8.  Law Compliance.  Notwithstanding any other provision of the Plan, the Administrator may impose such conditions on any Award, and the Board may amend the Plan in any such respects, as the Administrator or the Board determines is necessary or desirable to avoid adverse consequences under Rule 16b-3, Section 162(m) of the Code, Section 409A of the Code. Section 280G of the Code, or any other applicable law.

ARTICLE 5
OPTIONS

5.1.  Grant.  The Committee may grant Options to Eligible Employees, and the Independent Directors may grant Options to Non-Employee Directors.

5.2.  Exercise Price.  The price per share at which Stock subject to an Option may be purchased shall be determined by the Administrator, and shall be set forth in the Agreement. In no event shall such exercise price be less than 100% of the Fair Market Value of the Stock on the Grant Date.

5.3.  Term.  The term of each Option granted under the Plan shall be such period of time as the Administrator shall determine, and shall be set forth in the Agreement; provided, however that, in no event shall an Option be exercisable after the day before the tenth anniversary of the Grant Date. Unless sooner forfeited or otherwise terminated pursuant to the terms hereof or of the Agreement, each Option granted under the Plan shall expire at the end of its term, and the term may not be extended. No Option granted hereunder may be exercised after the expiration of its term.

5.4.  Exercisability (Vesting).  Each Option granted under the Plan shall become vested and exercisable, in whole or in part, at such time or times during its term as set forth in the Agreement; provided, however, that the exercisability of any Option may be accelerated in whole or in part, at any time, by the Administrator. Subject to the provisions of the Agreement, each Option granted under the Plan that has become exercisable pursuant to the preceding sentence shall remain exercisable thereafter until the expiration of its term as described in Section 5.3.

5.5.  Exercise.  To the extent that an Option has become exercisable in accordance with Section 5.4, such Option may be exercised by written notice to Avnet stating the number of shares of Stock with respect to which such Award is being exercised, accompanied by payment in full therefor as prescribed below. After receipt of such notice and payment, subject to Section 10.6, Avnet shall either (a) deliver to the Optionee, at the principal office of Avnet or such other place as Avnet may designate, a certificate or certificates representing the shares of Stock acquired upon such exercise, or (b) record the stock transfer on its book and records without the need to issue a physical certificate. In the discretion of the Administrator, the payment due upon exercise of an Option may be made (i) by check (certified, if so required by Avnet); (ii) in the form of certificates representing shares of Stock (duly endorsed or accompanied by appropriate stock powers, in either case with signature guaranteed if so required by Avnet) with a Fair Market Value, at the date of receipt by Avnet of such certificates and the notice above mentioned, equal to the aggregate exercise price; (iii) by a combination of check and certificates for shares of Stock; or (iv) in any other manner (including cashless exercise) acceptable to the Administrator.

5.6.  General Modification Rules.  The Administrator may, for such consideration (if any) as it may deem adequate and with the prior consent of the Optionee, modify the terms of any outstanding Option; provided, however, that except to the extent permitted by Section 5.7, no Option may be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of such Option, without shareholder approval.

5.7.  Special Modification in the Event of a Corporate Transaction.  In the event of a corporate transaction (within the meaning of Treas. Reg. 1.424-1(a)(3)), the Administrator may provide for the assumption or substitution of outstanding Options, provided that the requirements of Treas. Reg. § 1.424-1(a) are satisfied with respect to Incentive Stock Options, and the requirements of Treas. Reg. § 1.409A-1(b)(v)(D) are satisfied with respect to all other Options.

5.8.  Special Rules for Incentive Stock Options (“ISOs”).  ISOs shall be subject to the requirements of Section 422 of the Code, including the following (all of which shall be interpreted consistent with the intent to comply with the requirements of Section 422 of the Code and not to impose any restrictions that are not required by Section 422):

(a) Shares Available for ISO Grants.  All shares of Stock authorized for Awards under Article 3 are available to be issued through ISOs; provided, however, that to the extent required by Section 422 of the Code, canceled Awards shall continue to be counted against the number of shares available.

(b) Optionee Must Be an Employee.  No ISO shall be granted to any individual who is not an employee of Avnet or a Subsidiary at the time of grant.

(c) Special Rules for 10% Owners.  An Incentive Stock Option shall not be granted to an individual who, immediately before the time the Option is granted, owns shares of Stock possessing more than 10 percent of the total combined voting power of all classes of stock of Avnet, unless the Agreement for such Incentive Stock Option provides that (i) the exercise price is no less than 110 percent (110%) of the Fair Market Value of the Stock on the Grant Date (determined in accordance with Treas. Reg. § 1.422-2(f)(1)), and (ii) the Option expires no later than the fifth anniversary of the Grant Date.

ARTICLE 6
STOCK APPRECIATION RIGHTS (“SARs”)

6.1.  Grant.  The Committee may grant SARs to Eligible Employees, and the Independent Directors may grant SARs to Non-Employee Directors. Each SAR may be free-standing or related to all or part of an Option. In the discretion of the Administrator, a SAR related to an Option may be granted at any time before the related Option is exercised, expires, is terminated, or is surrendered, and may be modified when the related Option is modified.

6.2.  Exercise Price.  The exercise price per share for each free-standing SAR granted under the Plan shall be determined by the Administrator, and shall be set forth in the Agreement. In no event shall the exercise price be less than 100% of the Fair Market Value of the Stock on the Grant Date.

6.3.  Term.  The term of each SAR granted under the Plan shall be such period of time as the Administrator shall determine, and shall be set forth in the Agreement; provided, however that in no event shall a SAR be exercisable after the day before the tenth anniversary of the Grant Date. Unless sooner forfeited or otherwise terminated pursuant to the terms hereof or of the Agreement, each SAR granted under the Plan shall expire at the end of its term, and the term may not be extended. No SAR granted hereunder may be exercised after the expiration of its term.

6.4.  Exercisability (Vesting).  Each SAR shall become vested and exercisable, in whole or in part, at such time or times during its term as set forth in the Agreement; provided, however, that (a) the exercisability of any SAR may be accelerated in whole or in part, at any time, by the Administrator, and (b) if a SAR relates to all or part of an Option, such SAR shall be exercisable only to the extent that the related Option is exercisable. Subject to the provisions of the Agreement, each SAR that is exercisable pursuant to the preceding sentence shall remain exercisable thereafter until the expiration of its term as described in Section 6.3.

6.5.  Exercise.  To the extent that a SAR has become exercisable in accordance with Section 6.4, such SAR may be exercised in accordance with the procedures set forth in Section 5.5 (Exercise of Options), but without the requirement to make a payment therefor. If the SAR is related to all or part of an Option, the Optionee must provide with the exercise notice an instrument effecting the surrender of the related portion of the Option. Each SAR may be settled in shares of Stock, cash, or a combination of cash and shares. No fractional shares shall be issued; any amount that would have been payable in fractional shares shall be paid in cash.

6.6.  Other Conditions.  The Administrator may impose any other conditions upon the exercise of Stock Appreciation Rights. Such conditions may govern the right to exercise SARs granted before the adoption or amendment of such conditions as well as SARs granted thereafter.

6.7.  Modification Rules.  The modification rules and restrictions set forth in Sections 5.6 and 5.7 shall also apply with respect to SARs.

ARTICLE 7
RESTRICTED STOCK

7.1.  Grant.  The Committee may grant Restricted Stock to Eligible Employees, and the Independent Directors may grant Restricted Stock to Non-Employee Directors. The number of shares granted pursuant to any Award shall be determined by the Administrator and set forth in the Agreement.

7.2.  Restrictions.  During the Period of Restriction established by the Administrator and set forth in the applicable Agreement, shares of Restricted Stock shall not be sold, transferred, pledged, assigned, exchanged, encumbered, alienated, hypothecated, or otherwise disposed of. In addition, if a Participant’s employment with the Company terminates before the end of the Period of Restriction for any shares of Restricted Stock, all such restricted shares shall be forfeited, and all rights of the Participant with respect to such shares of Stock shall immediately terminate without any payment or other consideration therefor. Any forfeited shares of Restricted Stock that had been delivered to, or held in custody for, a Participant shall be returned to Avnet, accompanied by any instrument of transfer requested by Avnet.

7.3.  Lapse of Period of Restriction (Vesting).  The Period of Restriction for each Award of Restricted Stock shall lapse upon satisfaction of conditions established by the Administrator and set forth in the Agreement. Such conditions may be based on (a) continued service to Avnet or a Subsidiary for a specified period, (b) achievement of Performance Objectives, or (c) a combination of (a) and (b). Except as provided in Section 10.2 (Acceleration of Vesting), the Period of Restriction for any Award that is conditioned (all or in part) on achievement of Performance Objectives shall be no less than one (1) year from the Grant Date, and the Period of Restriction for any Award that is not conditioned on achievement of Performance Objectives shall lapse no faster than pro rata on an annual basis over the three (3) year period that starts on the Grant Date.

7.4.  Settlement of Restricted Stock.  Shares of Restricted Stock shall become freely transferable immediately following the last day of the Period of Restriction. As soon as practicable after the Period of Restriction lapses, certificates for any shares of Restricted Stock that have not already been delivered to the Participant shall be so delivered, at the principal office of Avnet (or such other place as Avnet may designate), or Avnet may record the stock transfer on its book and records without the need to issue a physical certificate.

7.5.  Voting Rights.  During the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those shares.

7.6.  Dividend Rights.  During the Period of Restriction, Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to such Awards, as set forth in this Section 7.6. Dividends paid in cash shall be automatically reinvested in additional shares of Restricted Stock at a purchase price per share equal to Fair Market Value of a share of Stock on the date of such dividend is paid; provided, however fractional shares shall not be issued. Any amount that would have been invested in a fractional share shall be payable to the Participant in cash when the Period of Restriction for the underlying shares lapses. All additional shares of Stock received by a Participant in respect of a dividend or other distribution on Restricted Stock, whether through reinvestment or through a dividend or other distribution paid in shares of Stock, shall be subject to the same restrictions (for the same Period of Restriction) as the Restricted Stock with respect to which they were received; and the right to receive cash with respect to any fractional share shall be subject to forfeiture until the Period of Restriction for the underlying shares lapses.

7.7.  Foreign Laws.  Notwithstanding any other provision of the Plan, if Restricted Stock is to be awarded to a Participant who is subject to the laws, including the tax laws, of any country other than the United States, the Committee may, in its discretion, direct Avnet to sell, assign, or otherwise transfer the Restricted Stock to a trust or other entity or arrangement, rather than grant the Restricted Stock directly to the Participant.

ARTICLE 8
RESTRICTED STOCK UNITS

8.1.  Grant.  The Committee may grant Restricted Stock Units to Eligible Employees, and the Independent Directors may grant Restricted Stock Units to Non-Employee Directors. The number of shares of Stock underlying any Restricted Stock Unit Award shall be determined by the Administrator and set forth in the Agreement.

8.2.  Vesting.  An Award of Restricted Stock Units shall be subject to vesting conditions established by the Administrator and set forth in the applicable Agreement. Such vesting conditions may be based on (a) continued service to Avnet or a Subsidiary for a specified period, (b) achievement of Performance Objectives, or (c) a combination of (a) and (b). Except as provided in Section 10.2 (Acceleration of Vesting), (i) if vesting of the Award is conditioned (all or in part) on achievement of Performance Objectives, the Award shall not become vested before the first anniversary of the Grant Date, and (ii) if vesting of the Award is not conditioned on achievement of Performance Objectives, the Award shall become vested no faster than pro rata on an annual basis over the three (3) year period that starts on the Grant Date. If a Participant’s employment with the Company terminates before his Award becomes fully vested, the unvested portion of such Award shall be forfeited.

8.3.  Settlement of Restricted Stock Units.  Subject to Section 10.6, as soon as practicable after any Restricted Stock Unit becomes vested, Avnet shall transfer to the Participant one share of Stock for each such vested Restricted Stock Unit, cash in lieu of shares of Stock, or a combination of cash and shares of Stock. No fractional shares shall be issued with respect to vesting of Restricted Stock Units.

8.4.  Dividend Rights.  Participants in whose name Restricted Stock Units are granted shall not be entitled to receive dividends or other distributions with respect to shares of Stock underlying such Restricted Stock Unit, unless the Agreement provides otherwise. Any right to receive dividends or other distributions shall be subject to the same vesting conditions and risk of forfeiture as the Restricted Stock Units with respect to which such right is granted, and all dividends and distributions shall be paid when the applicable Restricted Stock Units are settled.

ARTICLE 9
OTHER STOCK UNIT AWARDS

9.1.  Grant.  The Committee may grant Other Stock Unit Awards to Eligible Employees, and the Independent Directors may grant Other Stock Unit Awards to Non-Employee Directors. Each Other Stock Unit Award may be granted as a stand-alone Award or in connection with another Award made under the Plan, and may be in the form of Stock or other securities. The number of shares of Stock or other securities underlying any Other Stock Unit Award shall be determined by the Administrator and set forth in the Agreement.

9.2.  Amount of Award.  The value of each Other Stock Unit Award shall be based, in whole or in part, on the value of the underlying Stock or other securities. The Administrator, in its sole and complete discretion, may determine that an Other Stock Unit Award may provide to the Participant (a) dividends or dividend equivalents (to the extent provided in the applicable Agreement) and (b) cash payments in lieu of or in addition to an Award.

9.3.  General Rules for Other Stock Unit Awards.  Subject to the requirements of the Plan, including this Section 9.3, the Administrator shall have sole and complete discretion to determine the terms, restrictions, conditions, vesting requirements, and payment rules of an Other Stock Unit Award (collectively, the “Rules”). The Rules for each Other Stock Unit Award shall be set forth in the Award Agreement. Each Other Stock Unit Award need not be subject to identical Rules.

(a) An Other Stock Unit Award shall be subject to vesting conditions established by the Administrator and set forth in the applicable Agreement. Such vesting conditions may be based on any criterion permitted by Section 8.2; provided that, except as provided in Section 10.2 (Acceleration of Vesting), the minimum vesting period required by Section 8.2 shall also apply for Other Stock Unit Awards.

(b) An Other Stock Unit Award may be contingent on the payment of cash consideration by the Participant upon receipt of the Award or provide that the Award, and any Stock or other securities issued in conjunction with the Award, be delivered without the payment of cash consideration.

(c) An Other Stock Unit Award may be subject to a deferred payment schedule, if so set forth in the Agreement.

(d) The Administrator, in its sole and complete discretion, as a result of certain circumstances, including the assumption of, or substitution of stock unit awards of a company with which Avnet or a Subsidiary participates in an acquisition, separation, or similar corporate transaction, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on an Other Stock Unit Award at the time of grant.

ARTICLE 10
ADDITIONAL TERMS AND PROVISIONS

10.1.  Agreements.  Promptly after the granting of any Award or the modification of any outstanding Award, the Administrator shall cause such Participant to be notified of such action and shall cause Avnet to deliver to such Participant an Agreement (which Agreement shall be signed on behalf of Avnet by an officer of Avnet with appropriate authorization therefor) evidencing the Award so granted or modified and the terms and conditions thereof and including (when appropriate) an addendum evidencing the SAR so granted or modified and the terms and conditions thereof.

10.2.  Acceleration of Vesting.  The Administrator, in its sole discretion, may accelerate the vesting of any Award (including the lapsing of the Period of Restriction for Restricted Stock), or remove conditions for vesting (or lapsing of the Period of Restriction) upon a Change in Control or the Participant’s death, retirement, layoff, separation from service in connection with a Change in Control, or other separation from service where the Administrator determines that such treatment is appropriate and in the Company’s best interests, as well as upon assumption of, or in substitution for equity awards of a company with which Avnet or a Subsidiary participates in an acquisition, separation, merger, or similar corporate transaction; provided, however, that with respect to an Award to a Covered Participant that is intended to qualify as “other performance-based compensation,” waiver of performance conditions shall be permitted only to the extent permitted by Revenue Ruling 2008-13 or any successor thereto. In addition, the Administrator may grant awards of Restricted Stock, Restricted Stock Units, and Other Stock Unit Awards that do not satisfy the minimum vesting periods and Periods of Restriction prescribed by Sections 7.3, 8.2, and 9.3(a); provided, however, that the total number of shares of Stock underlying Awards that do not satisfy such minimum vesting periods and Periods of Restriction shall not exceed five percent (5%) of the total number of shares available for grant under the Plan.

10.3.  Tax Withholding.  The Company shall have the right to deduct from all amounts paid to a Participant or beneficiary any taxes required by law to be withheld in respect of Awards under the Plan. In the case of an Award settled in shares of Stock, no shares of Stock shall be issued, and no election under Section 83(b) of the Code shall be accepted, unless and until arrangements satisfactory to the Company have been made to satisfy any applicable withholding tax obligations. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to (a) retain shares of Stock or (b) subject to such terms and conditions as the Committee may establish from time to time, allow Participants or beneficiaries to (i) tender shares of Stock (including shares of Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld, or (ii) pay the required withholding amount to Avnet in cash. For purposes of determining the number of shares of Stock required to satisfy a withholding obligation, the Fair Market Value shall be calculated as of the date that the amount to be withheld is determined. A Participant or beneficiary shall pay Avnet cash for any fractional share that would otherwise be required to be withheld. Regardless of the amount withheld, each Participant and beneficiary shall be responsible at all times for paying all federal, state, and local income and employment taxes due with respect to any Award (including taxes due with respect to imputed income), and the Company shall not be responsible for any interest or penalty that a Participant incurs by failing to make timely payments of tax.

10.4.  No Right to Employment.  The Plan shall not confer upon any Participant or other individual any right with respect to continuance of employment by the Company or continuance of membership on the Board of Directors, nor shall it interfere in any way with his right, or the Company’s right, to terminate his employment or Board membership at any time.

10.5.  Shareholder Rights.  Except provided in Article 7 with respect to Restricted Stock, no Participant shall acquire or have any rights as a shareholder of Avnet by virtue of any Award until the certificates representing shares of Stock issued pursuant to the Award or the exercise thereof are delivered to such Participant or otherwise recorded in the books and records of Avnet in accordance with the terms of the Plan. Subsequent to such delivery of Stock certificates or recordation in the books and records of Avnet, the recipient of shares of Stock shall have the full rights of a holder of such Stock.

10.6.  Registration of Shares.  It is Avnet’s present intention to register under the Securities Act. Avnet shall not be obligated to sell or deliver any shares of Stock pursuant to the granting or exercise of any Award unless and until—

(a) either (i) Avnet has received from its counsel an opinion concluding that such shares need not be registered under the Exchange Act, or (ii) (A) Such shares have been registered under the Securities Act, (B) no stop order suspending the effectiveness of such registration statement has been issued and no proceedings therefor have been instituted or threatened under said Act, and (C) there is available at the time of such grant and/or exercise a prospectus containing certified financial statements and other information meeting the requirements of Section 10(a)(3) of said Act;

(b) such shares are (or upon official notice of issuance will be) listed on each national securities exchange on which the Stock is then listed;

(c) the prior approval of such delivery has been obtained from any State regulatory body having jurisdiction (but nothing herein contained shall be deemed to require Avnet to register or qualify as a foreign corporation in any State nor, except as to any matter or transaction relating to the sale or delivery of such shares, to consent in service of process in any State); and

(d) if the Committee so requires, Avnet has received an opinion from its counsel with respect to compliance with the matters set forth in subsections (a), (b), and/or (c) of this Section 10.6.

In addition, the making of any Award or determination, the delivery or recording of a stock transfer, and payment of any amount due to a Participant may be postponed for such period as Avnet may require, in the exercise of reasonable diligence, to comply with the requirements of any applicable law.

10.7.  Document Requirements.  The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all applicable laws. Any certificates for shares of Stock delivered under the Plan may be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law.

10.8.  Deferrals.  The Administrator may allow a Participant to elect to defer receipt of any payment of cash or any delivery of shares of Stock that would otherwise be due to such Participant by virtue of the exercise, earn-out, or settlement of any Award made under the Plan, other than Options or Stock Appreciation Rights. If such election is permitted, the Committee shall establish rules and procedures for such deferrals, including provisions that the Committee or the Participant determines are necessary or advisable to comply with, or avoid being subject to, the requirements of Section 409A of the Code, and provisions for the payment or crediting of dividend equivalents in respect of deferrals credited in units of Stock.

10.9.  Nontransferability.  Except as otherwise provided in Section 7.7, this Section 10.9, or the applicable Agreement, no Award granted under the Plan, and no interests therein, may be sold, transferred, pledged, assigned, exchanged, encumbered or otherwise alienated or hypothecated; and each Award shall be exercisable during the Participant’s lifetime only by the Participant or his legal guardian or representative.

(a) An Award may be transferred by testamentary disposition or the laws of descent and distribution.

(b) The Committee shall have sole discretion to approve, and to establish terms and conditions for, a transfer of an Option other than an Incentive Stock Option to (i) the child, step-child, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships, and any person sharing the Participant’s household (other than a tenant or employee) of the Participant (an “Immediate Family Member”); (ii) a trust in which Immediate Family Members have more than fifty percent of the beneficial interest; (iii) a foundation in which Immediate Family Members or the Employee control the management of the assets; or (iv) any other entity in which Immediate Family Members or the Employee own more than 50% of the voting interests; provided, however, that, without the prior approval of the Committee, no Permitted Transferee shall further transfer an Award, either directly or indirectly, other than by testamentary disposition or the laws of descent and distribution. For example, without prior approval of the Committee, a Permitted Transferee may not transfer an Award by reason of the dissolution of, or a change in the beneficiaries of, a Permitted Transferee that is a trust; the sale, merger, consolidation, dissolution, or liquidation of a Permitted Transferee that is a partnership (or the sale of all or any portion of the partnership interests therein); or the sale, merger, consolidation, dissolution or liquidation of a Permitted Transferee that is a corporation (or the sale of all or any portion of the stock thereof).

(c) The Committee shall have discretion to authorize a transfer pursuant to a domestic relations order; provided, however, that the Committee shall not be required under any circumstance to accept or approve a transfer pursuant to a domestic relations order.

10.10.  Applicable Law and Severability.  The Plan, and its rules, rights, agreements and regulations, shall be governed, construed, interpreted and administered solely in accordance with the laws of the state of New York, without regard to any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. If any provision of the Plan is held invalid, illegal, or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or the Plan overall, which shall remain in full force and effect as if such invalid, illegal or unenforceable provision (or portion thereof) had never been included in the Plan.

10.11.  Special Incentive Compensation.  No shares of Stock or other remuneration provided pursuant to an Award shall be included in compensation for purposes of determining the amount payable to any individual under any pension, savings, retirement, life insurance, or other employee benefits arrangement of the Company, unless otherwise determined by the Company.

10.12.  Legends.  In its sole and complete discretion, the Committee may elect to legend certificates representing shares of Stock sold or awarded under the Plan, to make appropriate references to the restrictions imposed on such shares.

10.13.  Section 16(b) of the Exchange Act.  All Agreements for Participants subject to Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3. In addition, with respect to persons subject to Section 16(b) of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent that any provision of the Plan or any action by the Administrators fails to comply with Rule 16b-3, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

10.14.  Section 162(m) of the Code.  Each Award to a Covered Participant that is contingent upon the achievement of Performance Objectives shall be deemed to include any such additional terms, conditions, limitations, and other provisions as are necessary for such Award to qualify as “other performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, unless the Committee in its discretion determines that such Award is not intended to qualify as “other performance-based compensation.” Performance Objectives for each Award granted to a Covered Employee shall be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, as specified by the Committee in the Agreement. The Performance Objectives for each Award that is intended to qualify as “other performance-based compensation” shall be set forth in writing no later than 90 days after commencement of the period of service (within the meaning of Treas. Reg. § 1.162-27(e)(2)(i)) to which the Performance Objectives relate (or, if sooner, before 25 percent (25%) of such period of service has elapsed), at a time when achievement of the Performance Objectives is substantially uncertain. To the extent permitted by Section 162(m)(4)(C) of the Code, the Committee may adjust performance results to take into account extraordinary, unusual, non-recurring, or non-comparable items, and shall have discretion to reduce the amount due upon attainment of any Performance Objective. No amount shall be paid to a Covered Employee pursuant to an Award that is contingent upon the achievement of Performance Objectives unless and until the Committee has certified that the Performance Objectives have been satisfied. To the extent required by Section 162(m) of the Code, canceled Awards shall continue to be counted against the limit set forth in Section 3.2 on shares of Stock available for Awards.

10.15.  Section 409A of the Code.  The Plan, any Award granted under the Plan, and all Agreements evidencing such Awards, shall be interpreted, administered, and construed consistent with the intent that (a) all options, SARs, and comparable awards shall be exempt from Section 409A of the Code by reason of the exemption for certain stock rights set forth in Treas. Reg. § 1.409A-1(b)(5); (b) all Awards of Restricted Stock shall be exempt from Section 409A of the Code by reason of the exemption for restricted property governed by Section 83 of the Code set forth in Treas. Reg. § 1.409A-1(b)(6); (c) all Restricted Stock Unit Awards shall be exempt from Section 409A of the Code by reason of the “short-term deferral rule” set forth in Treas. Reg. § 1.409A-1(b)(4); and (d) and all Other Stock Unit Awards shall be exempt from Section 409A of the Code by reason of one of the provisions referenced in clause (a), (b), or (c), except (with respect to each type of Award) to the extent that the applicable Agreement clearly sets forth an intent to provide for nonqualified deferred compensation that is subject to the requirements of Section 409A.

10.16.  Application of Proceeds.  The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

10.17.  Rules of Construction.  Whenever used in the Plan, (a) words in the masculine gender shall be deemed to refer to females as well as to males; (b) words in the singular shall be deemed to refer also to the plural; (c) the word “include” shall mean “including but not limited to”; (d) references to a statute or regulation or statutory or regulatory provision shall refer to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted, and to any regulations and other formal guidance of general applicability issued thereunder; and (e) references to a law shall include any statute, regulation, rule, court case, or other requirement established by an exchange or a governmental authority or agency, and applicable law shall include any tax law that imposes requirements in order to avoid adverse tax consequences.

10.18.  Headings and Captions.  The headings and captions in this Plan document are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

10.19.  Effective Date.  The Plan shall become effective on the date the Plan is approved by Avnet’s shareholders.

ARTICLE 11
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

11.1.  Share Adjustments.  If the Stock is split, divided, or otherwise reclassified into or exchanged for a greater or lesser number of shares of Stock or into shares of Stock and/or any other securities of Avnet by reason of recapitalization, reclassification, stock split or reverse split, combination of shares or other reorganization, the term “Stock” as used herein shall thereafter mean the number and kind of shares or other securities into which the Stock shall have been so split, divided or otherwise reclassified or for which the Stock shall have been so exchanged; and the remaining number of shares of Stock which may, in the aggregate, thereafter be delivered pursuant to the grant or exercise of an Award and the remaining number of shares of Stock which may thereafter be delivered pursuant to the exercise of any Options and/or Stock Appreciation Rights then outstanding, shall be correspondingly adjusted. If a dividend payable in shares of Stock is paid to the holders of outstanding shares of Stock, the remaining number of shares of Stock which may, in the aggregate, thereafter be delivered pursuant to the exercise or grant of

Awards, and the remaining number of shares of Stock that may thereafter be delivered pursuant to the exercise of any Awards then outstanding shall be increased by the percentage that the number of shares of Stock so paid as a dividend bears to the total number of shares of Stock outstanding immediately before the payment of such dividend. If an extraordinary cash dividend is paid to the holders of outstanding shares of Stock, the remaining number of shares of Stock that may, in the aggregate, thereafter be delivered pursuant to the exercise or grant of Awards and the remaining number of shares of Stock that may thereafter be delivered pursuant to the exercise of any Awards then outstanding, shall be equitably adjusted by the Committee.

11.2.  Exercise Price Adjustments.  If the Stock is split, divided or otherwise reclassified or exchanged, or that any dividend payable in shares or Stock or extraordinary cash dividend is paid to the holders of outstanding shares of Stock, in each case, as provided in the preceding paragraph, the purchase price per share of Stock upon exercise of outstanding Options, and the aggregate number of shares of Stock with respect to which Awards may be granted to any Participant in any calendar year, shall be correspondingly adjusted.

11.3.  Fractional Shares.  Notwithstanding any other provision of this Article 11, if upon any adjustment made in accordance with Section 11.1 above, the remaining number of shares of Stock which may thereafter be delivered pursuant to the exercise of any Award then outstanding shall include a fractional share of Stock, such fractional share of Stock shall be disregarded for all purposes of the Plan and the Optionee holding such Award shall become entitled neither to purchase the same nor to receive cash or scrip in payment therefor or in lieu thereof.

ARTICLE 12
AMENDMENT OR TERMINATION OF THE PLAN

12.1.  The Plan shall automatically terminate on November 4, 2020, unless it is sooner terminated pursuant to Section 12.2, below. No Award shall be granted after the Plan terminates. All Awards granted before the Plan terminates shall continue in effect thereafter in accordance with the terms of the applicable Agreements and the Plan.

12.2.  Reservation of Rights.  The Board of Directors may amend or terminate the Plan at any time as the Board may deem advisable and in the best interests of Avnet; provided, however, that the terms of an outstanding Award shall not be changed without written consent of the Participant and, unless approved by the affirmative vote of a majority of the votes cast at a meeting of the shareholders of Avnet duly called and held for that purpose, no amendment to the Plan shall be adopted which shall (a) affect the composition or functioning of the Committee; (b) increase the aggregate number of shares of Stock that may be delivered pursuant to the exercise of Awards; (c) increase the aggregate number of shares of Stock with respect to which Options or other Awards may be granted to any Participant during any calendar year; (d) decrease the minimum purchase price per share of Stock (in relation to the Fair Market Value thereof at the respective dates of grant) upon the exercise of Options; or (e) extend the ten-year maximum period within which an Award is exercisable or the termination date of the Plan.

THERE ARE THREE WAYS TO VOTE YOUR PROXY

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date scheduled for November 5, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date scheduled for November 5, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M27383-P01146-Z53900	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVNET, INC.			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
The Board of Directors recommends that you vote FOR the following proposals:

Vote on Directors			☐	☐	☐
1.	Election of 9 directors identified in Avnet’s 2010 Proxy Statement to serve for a one year term.
Nominees:
	01) Eleanor Baum	06) William H. Schumann III
	02) J. Veronica Biggins	07) William P. Sullivan
	03) Ehud Houminer	08) Gary L. Tooker
	04) Frank R. Noonan	09) Roy Vallee
05) Ray M. Robinson

The Board of Directors recommends you vote FOR the following proposals:

Vote on Proposals	For	Against	Abstain

2. Approval of the Avnet 2010 Stock Compensation Plan.	☐	☐	☐

3. Ratification of appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending July 2, 2011.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Signature(s) should agree with name(s) on proxy form. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations, or partnerships, should so indicate when signing.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF SHAREHOLDERS
Friday, November 5, 2010
7:30 A.M. (MST)
Avnet, Inc.
2211 South 47th Street
Phoenix, AZ 85034
You may vote through the Internet, by telephone or by mail.
Please read the card carefully for instructions.
However you decide to vote, your presence, in person or by proxy, at the Annual Meeting of Shareholders is important.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M27384-P01146-Z53900
AVNET, INC.
This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting of Shareholders on
November 5, 2010
The undersigned shareholder of AVNET, INC. (the “Company”) hereby constitutes and appoints Roy Vallee and Raymond Sadowski, or either of them, as proxy of the undersigned, with full power of substitution and revocation, to vote all shares of Common Stock of the Company standing in his or her name on the books of the Company at the Annual Meeting of Shareholders to be held at 7:30 A.M., Mountain Standard Time, at Avnet, Inc., 2211 South 47th Street, Phoenix, AZ 85034, on November 5, 2010, or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse side.
The undersigned hereby instructs the said proxies (i) to vote in accordance with the instructions indicated on the reverse side for each proposal, but, if no instruction is given on the reverse side, to vote FOR the election of directors of the nine persons named on the reverse side, FOR the Approval of the Avnet 2010 Stock Compensation Plan and FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending July 2, 2011 and (ii) to vote, in their discretion, with respect to other such matters (including matters incidental to the conduct of the meeting) as may properly come before the meeting or any postponement or adjournment thereof.